                                                                       Exhibit 2



                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE
In re:

STUART ENTERTAINMENT, INC.,                                   In Proceedings Under Chapter 11
a Delaware corporation,
                                                              Case No.
                  Debtor.


                             PLAN OF REORGANIZATION

SQUIRE, SANDERS & DEMPSEY L.L.P.                             SAUL, EWING, REMICK & SAUL
40 North Central Avenue                                      P.O. Box 1266
Suite 2700                                                   222 Delaware Avenue, Suite 1200
Phoenix, Arizona 85004                                       Wilmington, Delaware 19899
(602) 528-4000                                               (302) 421-6800

Attorneys:        Craig D. Hansen                            Attorneys:        Norman L. Pernick
                  Thomas J. Salerno                                            J. Kate Stickles
                  Jordan A. Kroop

Counsel to Stuart Entertainment, Inc.,                       Counsel to Stuart Entertainment, Inc.,
Debtor and Debtor-In-Possession                              Debtor and Debtor-In-Possession



Dated:   Wilmington, Delaware
         August 13, 1999

                                TABLE OF CONTENTS

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                                                                                                               Page
                                                                                                               ----
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ARTICLE 1. DEFINITIONS AND RULES OF INTERPRETATION................................................................2
    1.1  Actual Company Funding Amount............................................................................2
    1.2  Accretion Calculation....................................................................................2
    1.3  Adjusted Management Percentage...........................................................................2
    1.4  Adjusted Management Shares...............................................................................2
    1.5  Administrative Claim.....................................................................................2
    1.6  Administrative Claim Bar Date............................................................................2
    1.7  Affiliate................................................................................................2
    1.8  Allowed..................................................................................................3
    1.9  Amortization.............................................................................................3
    1.10    Avoidance Actions.....................................................................................3
    1.11    Ballot................................................................................................3
    1.12    Bankruptcy Code.......................................................................................3
    1.13    Bankruptcy Court......................................................................................3
    1.14    Bankruptcy Rules......................................................................................3
    1.15    Bar Date..............................................................................................3
    1.16    Bingo Systems.........................................................................................4
    1.17    Bingo Systems Sale Agreement..........................................................................4
    1.18    Business Day..........................................................................................4
    1.19    Cash..................................................................................................4
    1.20    Cash Payment Option...................................................................................4
    1.21    Chapter 11 Case.......................................................................................4
    1.22    Claim.................................................................................................4
    1.23    Class.................................................................................................4
    1.24    Class 4A Allowed Claim Limit..........................................................................4
    1.25    Collateral............................................................................................4
    1.26    Committee.............................................................................................4
    1.27    Company Funding Commitment............................................................................5
    1.28    Confirmation Date.....................................................................................5
    1.29    Confirmation Hearing..................................................................................5
    1.30    Confirmation Order....................................................................................5
    1.31    Contingent Claim......................................................................................5
    1.32    Contrarian............................................................................................5
    1.33    Contrarian Standby Funding Commitment.................................................................5
    1.34    Creditor..............................................................................................5
    1.35    Cure..................................................................................................5
    1.36    D&O Policy............................................................................................5
    1.37    Debtor................................................................................................5
    1.38    Depreciation Expense..................................................................................6
    1.39    DIP Facility..........................................................................................6
    1.40    DIP Financing Order...................................................................................6
    1.41    DIP Lender............................................................................................6
    1.42    DIP Loan Documents....................................................................................6

                                       ii
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
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
    1.43    Disbursing Agent......................................................................................6
    1.44    Disclosure Statement..................................................................................6
    1.45    Disputed..............................................................................................6
    1.46    Distribution Date.....................................................................................6
    1.47    Distribution Record Date..............................................................................6
    1.48    EBITDA................................................................................................6
    1.49    Effective Date........................................................................................7
    1.50    Elliott Trust.........................................................................................7
    1.51    Elliott Trust L/C.....................................................................................7
    1.52    Elliott Trust Promissory Note.........................................................................7
    1.53    Elliott Trust Secured Claim...........................................................................7
    1.54    Employment Contracts..................................................................................7
    1.55    Equity Incentive Options..............................................................................7
    1.56    Equity Interest.......................................................................................7
    1.57    Equity Related Claim..................................................................................7
    1.58    Estate................................................................................................8
    1.59    Exchange Act..........................................................................................8
    1.60    Executive Management Group............................................................................8
    1.61    Executive Options.....................................................................................8
    1.62    Exit Financing Facility...............................................................................8
    1.63    Exit Financing Documents..............................................................................8
    1.64    Final Order...........................................................................................8
    1.65    Fully Diluted Basis...................................................................................8
    1.66    GAAP..................................................................................................8
    1.67    Gaming Authorities....................................................................................9
    1.68    Gaming Requirements...................................................................................9
    1.69    General Unsecured Claim...............................................................................9
    1.70    Income Tax............................................................................................9
    1.71    Indemnification Claims................................................................................9
    1.72    Indenture.............................................................................................9
    1.73    Indenture Trustee.....................................................................................9
    1.74    Initial Management Percentage.........................................................................9
    1.75    Interest Expense.....................................................................................10
    1.76    IRS..................................................................................................10
    1.77    Lien.................................................................................................10
    1.78    Litigation Claims....................................................................................10
    1.79    Net Income...........................................................................................10
    1.80    New Common Stock.....................................................................................10
    1.81    New Incentive Stock Option Plan......................................................................10
    1.82    Notes................................................................................................10
    1.83    Notes Claim..........................................................................................10
    1.84    Notes Securities Claims..............................................................................11
    1.85    Old Common Stock.....................................................................................11
    1.86    Person...............................................................................................11
    1.87    Petition Date........................................................................................11
    1.88    Plan.................................................................................................11

                                      iii
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
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    1.89    Plan Documents.......................................................................................11
    1.90    Plan Supplement......................................................................................11
    1.91    Preserved Ordinary Course Administrative Claim.......................................................11
    1.92    Priority Claim.......................................................................................11
    1.93    Priority Tax Claim...................................................................................11
    1.94    Professionals........................................................................................11
    1.95    Professional Fee Bar Date............................................................................12
    1.96    Professional Fees....................................................................................12
    1.97    Pro Rata.............................................................................................12
    1.98    Reclamation Claims...................................................................................12
    1.99    Reduced Notes Percentage.............................................................................12
    1.100   Reorganized Stuart...................................................................................12
    1.101   Reorganized Stuart By-Laws...........................................................................12
    1.102   Reorganized Stuart Certificate.......................................................................12
    1.103   Restructuring Agreement..............................................................................12
    1.104   Retiree Benefits.....................................................................................12
    1.105   Schedules............................................................................................13
    1.106   SEC..................................................................................................13
    1.107   Secured Claim........................................................................................13
    1.108   Secured Tax Claim....................................................................................13
    1.109   Securities Act.......................................................................................13
    1.110   Severance Agreements.................................................................................13
    1.111   Shareholder Agreement................................................................................13
    1.112   Small Noteholder Election............................................................................13
    1.113   Subsidiary...........................................................................................13
    1.114   Subsidiary Claims....................................................................................13
    1.115   Voting Record Date...................................................................................13

ARTICLE 2. TREATMENT OF UNCLASSIFIED CLAIMS......................................................................14
    2.1  Unclassified Claims.....................................................................................14
    2.2  Administrative Expense Claims...........................................................................14
    2.3  Preserved Ordinary Course Administrative Claims.........................................................14
    2.4  Allowed Priority Tax Claims.............................................................................14
    2.5  Allowed Reclamation Claims..............................................................................15
    2.6  Claims for Professional Fees............................................................................15
    2.7  Claims of DIP Lender....................................................................................15

ARTICLE 3. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS.........................................................15
    3.1  Summary of Classification...............................................................................15
    3.2  Specific Classification.................................................................................16

ARTICLE 4. TREATMENT OF CLAIMS AND EQUITY INTERESTS..............................................................17
    4.1  Class 1 - Priority Claims...............................................................................17
    4.2  Class 2 - Secured Tax Claims............................................................................17
    4.3  Class 3 - Miscellaneous Secured Claims..................................................................17
    4.4  Class 3A - Elliott Trust Secured Claim..................................................................17
    4.5  Class 4 - Notes Claims..................................................................................18
    4.6  Class 4A - Small Noteholders Claims.....................................................................20

                                       iv
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
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    4.7  Class 5 - General Unsecured Claims......................................................................21
    4.8  Class 6 - Subsidiary Claims.............................................................................21
    4.9  Class 7 - Equity Interests and Equity Related Claims....................................................21

ARTICLE 5. IMPLEMENTATION OF THE PLAN............................................................................23
    5.1  Plan Funding............................................................................................23
    5.2  Exit Financing Facility.................................................................................23
    5.3  Issuance of New Common Stock............................................................................23
    5.4  Contrarian Standby Funding Commitment...................................................................24
    5.5  Certificate of Incorporation and By-Laws................................................................24
    5.6  Private Company Status..................................................................................24
    5.7  Stock Transfer Restriction..............................................................................24
    5.8  No Corporate Action Required............................................................................25
    5.9  Directors and Officers..................................................................................25
    5.10    Executive Options....................................................................................25
    5.11    Equity Incentive Options.............................................................................26
    5.12    Retention Bonuses....................................................................................26
    5.13    Management Compensation Review.......................................................................26
    5.14    Termination of Subordination Rights and Settlement of Related Claims.................................27
    5.15    Administration Pending Effective Date................................................................27
    5.16    Post-Confirmation Fees; Final Decree.................................................................27
    5.17    Transfer of Certain Assets to Subsidiaries...........................................................27
    5.18    Name Change..........................................................................................27

ARTICLE 6. EXECUTORY CONTRACTS AND UNEXPIRED LEASES..............................................................28
    6.1  Assumption or Rejection of Executory Contracts and Unexpired Leases.....................................28
    6.2  Retiree Benefits........................................................................................29

ARTICLE 7. CONFIRMATION WITHOUT ACCEPTANCE BY ALL IMPAIRED CLASSES...............................................29

ARTICLE 8. PRESERVATION OF LITIGATION CLAIMS.....................................................................29
    8.1  Preservation Of Litigation Claims.......................................................................29
    8.2  Prosecution Of Litigation Claims........................................................................29
    8.3  Distribution Of Litigation Claims Proceeds..............................................................30
    8.4  Preservation Of Insurance...............................................................................30

ARTICLE 9. SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN...................................................30
    9.1  New Common Stock........................................................................................30
    9.2  Section 1145 Exemption..................................................................................30

ARTICLE 10. CONDITIONS PRECEDENT.................................................................................31
    10.1    Conditions To Confirmation...........................................................................31
    10.2    Conditions To Effectiveness..........................................................................32
    10.3    Waiver Of Conditions.................................................................................32

ARTICLE 11. NON-ALLOWANCE OF PENALTIES AND FINES.................................................................32

ARTICLE 12. TITLE TO PROPERTY; DISCHARGE; INJUNCTION.............................................................33
    12.1    Revesting of Assets..................................................................................33
    12.2    Discharge............................................................................................33

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
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    12.3    Injunction...........................................................................................33
    12.4    Exculpation..........................................................................................34

ARTICLE 13. RETENTION OF JURISDICTION............................................................................34
    13.1    Jurisdiction.........................................................................................34

ARTICLE 14. AMENDMENT AND WITHDRAWAL OF PLAN.....................................................................35
    14.1    Amendment of the Plan................................................................................35
    14.2    Revocation or Withdrawal of the Plan.................................................................36

ARTICLE 15. MISCELLANEOUS........................................................................................36
    15.1    Filing of Objections to Claims.......................................................................36
    15.2    Settlement of Objections After Effective Date........................................................36
    15.3    Fees and Expenses of Indenture Trustee and Contrarian................................................36
    15.4    Distributions........................................................................................36
    15.5    Effectuating Documents; Further Transactions; Timing.................................................37
    15.6    Exemption From Transfer Taxes........................................................................37
    15.7    Binding Effect.......................................................................................37
    15.8    Governing Law........................................................................................38
    15.9    Modification of Payment Terms........................................................................38
    15.10   Setoffs..............................................................................................38
    15.11   Notices..............................................................................................38
    15.12   Delivery Of Notices..................................................................................39
    15.13   Termination of Statutory Committees..................................................................39
    15.14   Severability.........................................................................................40
    15.15   Plan Supplement......................................................................................40
    15.16   Withholding And Reporting Requirements...............................................................40
    15.17   Quarterly Fees To The United States Trustee..........................................................40
    15.18   Fractional Shares; Odd Lots; De Minimis Distributions................................................40
    15.19   Method Of Payment....................................................................................40
    15.20   Restructuring Agreement..............................................................................41


EXHIBITS TO PLAN SUPPLEMENT:

Exhibit A         Reorganized Stuart Certificate
Exhibit B         Reorganized Stuart By-Laws
Exhibit C         Shareholder Agreement
Exhibit D         New Incentive Stock Option Plan
Exhibit E         Contrarian Standby Funding Commitment
Exhibit F         Employment Agreements
Exhibit G         Severance Agreements
Exhibit H         Retention Bonus Recipients
Exhibit I         List of Rejected Executory Contracts
Exhibit J         List of Assume Executory Contracts

                                       vi
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         Stuart Entertainment, Inc., debtor and debtor-in-possession in the above-captioned Chapter 11 reorganization case ("Stuart" or the "Debtor"), proposes the following plan of reorganization (the "Plan") for the resolution of Stuart's outstanding claims and equity interests. All creditors and other parties-in-interest should refer to the Disclosure Statement (as defined below) for a discussion of the Debtor's history, business, properties, results of operations, events leading up to the contemplated restructuring, financial projections for future operations, and for a summary and analysis of the Plan and certain related matters.

         All holders of claims against, and equity interests in, the Debtor are encouraged to read the Plan, the Disclosure Statement and the related solicitation materials in their entirety before voting to accept or reject the Plan.

         Subject to the restrictions on modifications set forth in Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, and those restrictions on modifications set forth in Section 14.1 of this Plan, the Debtor expressly reserves the right to alter, amend, or modify the Plan one or more times before its substantial consummation.

               ARTICLE 1. DEFINITIONS AND RULES OF INTERPRETATION

         For purposes of this Plan of Reorganization (the "Plan"), except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined have the meanings ascribed to them in Article 1 of the Plan. Any term used in the Plan that is not defined in the Plan but is defined in the Bankruptcy Code or the Bankruptcy Rules retains the meaning ascribed to such term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms include the plural as well as the singular, the masculine gender includes the feminine gender, and the feminine gender includes the masculine gender.

         As used in this Plan, the following terms have the meanings specified below:

         1.1 ACTUAL COMPANY FUNDING AMOUNT. The aggregate amount of Cash that Reorganized Stuart actually pays under the Company Funding Commitment for purposes of the distributions to Allowed Claims in Class 4A pursuant to the Cash Payment Option.

         1.2 ACCRETION CALCULATION. The calculation to determine the actual number of shares of New Common Stock to be issued to members of the Executive Management Group upon exercise of the Equity Incentive Options and the Executive Options, after giving effect to the Company Funding Commitment, as determined in accordance with Section 5.3.1 of the Plan.

         1.3 ADJUSTED MANAGEMENT PERCENTAGE. The percent of the outstanding shares of New Common Stock issued to members of the Executive Management Group, on a Fully Diluted Basis, upon exercise of the Equity Incentive Options and the Executive Management Options, after taking into account the effect of the Accretion Calculation.

         1.4 ADJUSTED MANAGEMENT SHARES. The aggregate number of shares of New Common Stock issued to members of the Executive Management Group upon exercise of the Executive Options and the Equity Incentive Options, after taking into account the effect of the Accretion Calculation.

         1.5 ADMINISTRATIVE CLAIM. A Claim for any cost or expense of administration of the Chapter 11 Case allowed under Sections 503(b), 507(b) or 546(c)(2) of the Bankruptcy Code and entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including, without limitation: (a) fees payable under 28 U.S.C. Section 1930; (b) actual and necessary costs and expenses incurred in the ordinary course of the Debtor's business; (c) actual and necessary costs and expenses of preserving the Debtor's Estate or administering the Chapter 11 Case; and (d) all Professional Fees to the extent Allowed by Final Order under Sections 330, 331, or 503 of the Bankruptcy Code.

         1.6 ADMINISTRATIVE CLAIM BAR DATE. The date or dates established by the Bankruptcy Court for the filing of Administrative Claims, except Claims for Professional Fees and Preserved Ordinary Course Administrative Claims.

         1.7 AFFILIATE. With respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person and, with respect to any specified natural Person, any other Person having a relationship by blood, marriage, or adoption not more remote than first cousins with such natural Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with regards to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement, or otherwise.

         1.8 ALLOWED. With respect to any Claim against, or Equity Interest in, the Debtor: (a) proof of which, requests for payment of which, or application for allowance of which, was filed or deemed filed on or before the Bar Date, Administrative Claim Bar Date, or the Professional Fee Bar Date, as applicable, for filing proofs of claim or equity interest or requests for payment for Claims of such type against the Debtor; (b) if no proof of claim or equity interest is filed, which has been or is ever listed by the Debtor in the Schedules as liquidated in amount and not disputed or contingent; or (c) a Claim or Equity Interest that is allowed in any contract, instrument, indenture, or other agreement entered into in connection with the Plan and, in any case, a Claim as to which no objection to its allowance has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court. The term "Allowed," when used to modify a reference in the Plan to any Claim, Equity Interest, Class of Claims, or Class of Equity Interests, means a Claim or Equity Interest (or any Claim or Equity Interest in any such Class) that is so allowed, e.g., an "Allowed Secured Claim" is a Claim that has been allowed to the extent of the value, as determined by the Bankruptcy Court under Section 506(a) of the Bankruptcy Code, of any interest in property of the Estate securing such Claim.

         1.9 AMORTIZATION. During each applicable fiscal year, for Stuart and its Subsidiaries on a consolidated basis, the amount of the amortization that is reflected on the financial statements for such period in accordance with GAAP consistently applied.

         1.10 AVOIDANCE ACTIONS. All statutory causes of actions preserved for the Estate under Sections 510, 542, 543, 544, 545, 547, 548, 549 and 550 of the
Bankruptcy Code.

         1.11 BALLOT. The form of ballot or ballots distributed with the Disclosure Statement to holders of Claims and Equity Interests entitled to vote on the Plan on which an acceptance or rejection of the Plan is to be indicated and on which a Small Noteholder Election is to be made.

         1.12 BANKRUPTCY CODE. Title 11 of the United States Code, 11 U.S.C. Sections 101-1330, as amended from time to time and as applicable to the Chapter 11 Case.

         1.13 BANKRUPTCY COURT. The United States District Court for the District of Delaware having jurisdiction over the Chapter 11 Case and, to the extent of any reference under 28 U.S.C. Section 157, the unit of such District Court under 28 U.S.C. Section 151.

         1.14 BANKRUPTCY RULES. Collectively, the Federal Rules of Bankruptcy Procedure as promulgated under 28 U.S.C. Section 2075 and any Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Case.

         1.15 BAR DATE. The date or dates fixed by the Bankruptcy Court by which Persons asserting a Claim against the Debtor (except Administrative Claims, Preserved Ordinary Course Administrative Claims, and Claims for Professional
Fees) must file a proof of claim or be forever barred from asserting a Claim against the Debtor or its property, from voting on the Plan, and sharing in distributions under the Plan.

         1.16 BINGO SYSTEMS. Bingo Systems & Supply, Inc., a Missouri corporation, a Subsidiary of Stuart.

         1.17 BINGO SYSTEMS SALE AGREEMENT. The Stock Purchase Agreement by and among the Elliott Trust, Stuart, and Bingo Systems, dated August 12, 1998, under which Stuart acquired all outstanding shares of Bingo Systems from the Elliott Trust.

         1.18 BUSINESS DAY. Any day other than a Saturday, Sunday, or legal holiday (as defined in Bankruptcy Rule 9006).

         1.19 CASH. Currency, checks drawn on a bank insured by the Federal Deposit Insurance Corporation, certified checks, money orders, negotiable instruments, and wire transfers of immediately available funds.

         1.20 CASH PAYMENT OPTION. The distributions to the holders of Notes in Class 4A of the Plan.

         1.21 CHAPTER 11 CASE. The case under Chapter 11 of the Bankruptcy Code in which Stuart is the debtor and debtor-in-possession, pending before the Bankruptcy Court.

         1.22 CLAIM. A claim against a Person or its property as defined in
Section 101(5) of the Bankruptcy Code, including, without limitation: (a) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, mature, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured arising at any time before the Effective Date; or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

         1.23 CLASS. A category of holders of Claims or Equity Interests which are substantially similar in nature to the Claims or Equity Interests of other holders placed in such category, as designated in ARTICLE 3 of this Plan.

         1.24 CLASS 4A ALLOWED CLAIM LIMIT. For purposes of inclusion in Class 4A, $500,000 in principal amount in Notes. Ownership by any Person, together with any Affiliate of any Person, of any amount of Notes in the aggregate principal amount up to and including $500,000 is within the Class 4A Allowed Claim Limit, as is ownership by any Person, together with any Affiliate of any Person, of any amount of Notes who elects to reduce its Allowed Claim on account of such Notes to a principal amount of $500,000.

         1.25 COLLATERAL. Any property or interest in property of the Estate subject to a Lien to secure the payment or performance of a Claim, the Lien not being subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

         1.26 COMMITTEE. Any official committee of creditors, noteholders, or equity interest holders appointed by the United States Trustee in the Chapter 11 Case in accordance with Section 1102(a)(1) of the Bankruptcy Code.

         1.27 COMPANY FUNDING COMMITMENT. The obligation of Reorganized Stuart to provide funding of up to $3,000,000 for Cash payments to Allowed Claims in Class 4A under the Cash Payment Option.

         1.28 CONFIRMATION DATE. The date on which the Bankruptcy Court enters the Confirmation Order.

         1.29 CONFIRMATION HEARING. The hearing held by the Bankruptcy Court to consider confirmation of the Plan under Section 1129 of the Bankruptcy Code, as such hearing may be adjourned from time to time.

         1.30 CONFIRMATION ORDER. The order of the Bankruptcy Court confirming the Plan in accordance with the Bankruptcy Code.

         1.31 CONTINGENT CLAIM. Any Claim for which a proof of claim has been filed with the Bankruptcy Court: (a) which was not filed in a sum certain, or which has not accrued and is dependent on a future event that has not occurred and may never occur, and (b) which has not been Allowed on or before the Confirmation Date.

         1.32 CONTRARIAN. Contrarian Capital Management, L.L.C., or its designee or designees, a holder of Notes.

         1.33 CONTRARIAN STANDBY FUNDING COMMITMENT. The agreement between Stuart and Contrarian substantially in the form included as Exhibit E to the Plan Supplement pursuant to which Contrarian shall provide funding for the Cash Payment Option upon satisfaction of the Company Funding Commitment.

         1.34 CREDITOR. Any holder of a Claim, whether or not such Claim is an Allowed Claim, encompassed within the statutory definition set forth in Section 101(10) of the Bankruptcy Code.

         1.35 CURE. The distribution on the Effective Date (or as soon thereafter the Effective Date as practicable) of Cash, or such other property as may be agreed on by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease of nonresidential real property, in accordance with Section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed on by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable state law.

         1.36 D&O POLICY. Any directors and officers liability insurance policy or any applicable errors and omissions policy applicable to directors and officers of Stuart, Reorganized Stuart, or any of their respective Subsidiaries.

         1.37 DEBTOR. Stuart Entertainment, Inc., as debtor and debtor-in-possession in the Chapter 11 Case, in accordance with Section 1107 and 1108 of the Bankruptcy Code.

         1.38 DEPRECIATION EXPENSE. During each applicable fiscal year, for Stuart and its Subsidiaries on a consolidated basis, that amount of the depreciation expense that is reflected on the financial statements for such period in accordance with GAAP consistently applied.

         1.39 DIP FACILITY. The debtor-in-possession financing facility between the DIP Lender and Stuart and certain of its Subsidiaries, as approved by the Bankruptcy Court in accordance with the DIP Financing Order.

         1.40 DIP FINANCING ORDER. The order or orders of the Bankruptcy Court approving and authorizing the terms of debtor-in-possession financing arrangements in the Chapter 11 Case in accordance with the DIP Loan Documents.

         1.41 DIP LENDER. The lender or lenders under the DIP Loan Documents.

         1.42 DIP LOAN DOCUMENTS. All documents and instruments evidencing, setting forth the terms, and implementing the terms of the DIP Facility executed in the Chapter 11 Case and as approved by the DIP Financing Order.

         1.43 DISBURSING AGENT. Reorganized Stuart in its capacity as the agent of the Bankruptcy Court, or such other Person as may be retained by Reorganized Stuart and approved by the Bankruptcy Court, to hold and distribute certain consideration to the holders of Allowed Claims.

         1.44 DISCLOSURE STATEMENT. The written disclosure statement relating to the Plan including, without limitation, all exhibits and schedules to such disclosure statement, in the form approved by the Bankruptcy Court under Section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017.

         1.45 DISPUTED. With respect to Claims or Equity Interests, any Claim or Equity Interest: (a) that is listed in the Schedules as unliquidated, disputed, or contingent; or (b) as to which the Debtor or any other party-in-interest has interposed a timely objection or request for estimation, or has sought to equitably subordinate or otherwise limit recovery in accordance with the Bankruptcy Code and the Bankruptcy Rules, or which is otherwise disputed by the Debtor in accordance with applicable law, such objection, request for estimation, action to limit recovery or dispute has not been withdrawn or determined by a Final Order; or (c) that is a Contingent Claim.

         1.46 DISTRIBUTION DATE. The date, occurring as soon as practicable after the Effective Date, on which distributions are made to holders of Allowed Claims under the Plan.

         1.47 DISTRIBUTION RECORD DATE. The date or dates established by the Bankruptcy Court by which holders of Claims and Equity Interests are determined for purposes of such holders' entitlement to receive distributions under the Plan.

         1.48 EBITDA. During each applicable fiscal year, for Reorganized Stuart and its Subsidiaries on a consolidated basis, determined in accordance with GAAP consistently applied, the Net Income for such period, plus, to the extent reflected in the statement of Net Income for such period, the sum of (a) Income Tax, (b) Interest Expense, (c) Depreciation Expense, and (d) Amortization.

         1.49 EFFECTIVE DATE. The later of: (a) the first Business Day that is at least eleven days after the Confirmation Date and on which no stay of the Confirmation Order is in effect; and (b) the Business Day on which all of the conditions set forth in Section 10.2 of the Plan have been satisfied or waived.

         1.50 ELLIOTT TRUST. The Robert and Jeannette Elliott Trust U/T/A dated August 13, 1997, with Robert Elliott and Jeannette Elliott as trustees.

         1.51 ELLIOTT TRUST L/C. The $600,000 irrevocable letter of credit granted to the Elliott Trust by Stuart to secure payment of all amounts due under certain promissory notes made by Stuart payable to the Elliott Trust, including the Elliott Trust Promissory Note, pursuant to the Bingo Systems Sale Agreement.

         1.52 ELLIOTT TRUST PROMISSORY NOTE. That certain promissory note in the principal amount of $1,200,000 made by Stuart payable to the Elliott Trust in accordance with the Bingo Systems Sale Agreement under which the Elliott Trust Secured Claim arises.

         1.53 ELLIOTT TRUST SECURED CLAIM. The Claim in the principal amount of $800,000, as of the Petition Date, arising under the Elliott Trust Promissory Note, which provides for Stuart's payment to the Elliott Trust the consideration for the Elliott Trust's sale of all the outstanding stock of Bingo Systems to Stuart under the Bingo Systems Sale Agreement. The Elliott Trust Secured Claim is Secured by, among other things, the Elliott Trust L/C and a second mortgage on certain real property owned by Bingo Systems.

         1.54 EMPLOYMENT CONTRACTS. The employment contracts, entered into before the Petition Date and approved by Order of the Bankruptcy Court, between Stuart and members of the Executive Management Group, included in Exhibit F to the Plan Supplement.

         1.55 EQUITY INCENTIVE OPTIONS. The performance-based options entitling holders to acquire shares of New Common Stock aggregating approximately six percent (6%) of the outstanding shares of New Common Stock on a Fully Diluted Basis, subject to the Adjusted Management Percentage, granted to members of the Executive Management Group in accordance with the New Incentive Stock Option Plan and described in Section 5.11 of the Plan.

         1.56 EQUITY INTEREST. Any interest in Stuart, including Old Common Stock, represented by any class or series of common or preferred stock issued by Stuart before the Effective Date, and any warrants, options, or rights to purchase any such common or preferred stock.

         1.57 EQUITY RELATED CLAIM. Any Claim arising from the rescission of a purchase or sale of an Equity Interest, or for damages arising from the purchase or sale of an Equity Interest, or any Claim by any Person that asserts equitable or contractual rights of reimbursement, contribution, or indemnification arising from such Claim, including any Claim that has been or may be asserted against Stuart and its officers and/or directors asserting violations of federal securities laws including, without limitation, actions under Sections 11 and 15 of the Securities Act and Sections 10(b) and 20 of the Exchange Act, and Rule 10b-5 promulgated under the Exchange Act by the SEC, and any applicable non-federal law.

         1.58 ESTATE. The estate for the Debtor created in the Chapter 11 Case in accordance with Section 541 of the Bankruptcy Code.

         1.59 EXCHANGE ACT. The Securities Exchange Act of 1934, as amended, and the regulations promulgated under that act.

         1.60 EXECUTIVE MANAGEMENT GROUP. Collectively, Joseph M. Valandra (Chief Executive Officer), Lawrence X. Taylor, III (Chief Financial Officer), Ernest Marchand (Chief Operating Officer), Jimmy D. Helton (Senior Vice President - Strategic Planning and Analysis), and Clement Chantiam (Senior Vice President).

         1.61 EXECUTIVE OPTIONS. The options entitling holders to acquire shares of New Common Stock aggregating approximately four percent (4%) of the outstanding shares of New Common Stock on a Fully Diluted Basis, subject to the Adjusted Management Percentage, granted to members of the Executive Management Group in accordance with the New Incentive Stock Option Plan and described in
Section 5.10 of the Plan.

         1.62 EXIT FINANCING FACILITY. A post-Effective Date working capital revolving credit financing and term facility between Reorganized Stuart and a lender selected by Reorganized Stuart containing terms and conditions in form and substance reasonably acceptable to Reorganized Stuart.

         1.63 EXIT FINANCING DOCUMENTS. The documents or term sheets setting forth the terms and conditions of the Exit Financing Facility, substantially in the form included in the Plan Supplement.

         1.64 FINAL ORDER. An order or judgment of the Bankruptcy Court: (a) as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired; or (b) as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing is pending; or (c) as to which any right to appeal, petition for certiorari, reargue, or rehear has been waived in writing in form and substance satisfactory to the Debtor and Reorganized Stuart; or (d) if an appeal, writ of certiorari, or reargument or rehearing has been sought, as to which the highest court to which such order was appealed, or certiorari, reargument or rehearing has determined such appeal, writ of certiorari, reargument, or rehearing, or has denied such appeal, write of certiorari, reargument, or rehearing, and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing has expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order does not prevent such order from being a Final Order.

         1.65 FULLY DILUTED BASIS. With respect to Stuart's capital stock outstanding or reserved for issuance on the Effective Date: (a) all New Common Stock to be issued in exchange for the Notes; (b) all New Common Stock reserved for issuance upon exercise of the Executive Options; and (c) all New Common Stock reserved for issuance upon exercise of the Equity Incentive Options.

         1.66 GAAP. The generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

         1.67 GAMING AUTHORITIES. Any individual, board, committee, council, or other body having authority over Stuart, Reorganized Stuart, or any of their respective Subsidiaries to enforce any statute, rule, regulation, or other legislation or enactment (including, without limitation, Gaming Requirements) relating to gaming in any jurisdiction, including states, provinces, localities, and Indian tribal jurisdictions.

         1.68 GAMING REQUIREMENTS. All statutes and regulations, applicable to holders of gaming licenses in any jurisdiction, including states, provinces, localities, and Indian tribal jurisdictions, in which Reorganized Stuart or any of its subsidiaries is to maintain gaming licenses that require licensees to identify any person or entity that owns a specified percentage of the licensee's equity or that require all equity owners (and/or the principals of such equity owners) holding over such specified percentage of the licensee's equity to provide certain background information to a governmental regulatory body.

         1.69 GENERAL UNSECURED CLAIM. Any Claim against the Debtor as of the Petition Date not secured by a charge against or interest in property of the Estate, excluding: (a) Secured Claims; (b) Administrative Expense Claims; (c) Preserved Ordinary Course Administrative Claims; (d) Priority Tax Claims; (e) Priority Claims; (f) Claims for Professional Fees; and (g) any Claims evidenced by or arising under the Notes, including any Notes Securities Claims.

         1.70 INCOME TAX. During each applicable fiscal year, for Stuart and its Subsidiaries on a consolidated basis, the provision or benefit for federal, state, local, and foreign income taxes of Stuart and its Subsidiaries for such period as determined in accordance with GAAP consistently applied.

         1.71 INDEMNIFICATION CLAIMS. Any Claim of any Person arising from or related to obligations for contribution, indemnification, and exculpation by the Debtor arising under applicable laws or agreement or as provided in any of Stuart's certificate of incorporation, by-laws, or policies in effect before or as of the Confirmation Date.

         1.72 INDENTURE. The Indenture, dated as of November 13, 1996, pursuant to which Stuart issued the Notes and under which HSBC Bank USA is the successor Indenture Trustee.

         1.73 INDENTURE TRUSTEE. HSBC Bank USA, successor to Marine Midland Bank, or any successor trustee under the Indenture.

         1.74 INITIAL MANAGEMENT PERCENTAGE. Ten percent (10%), which is the aggregate percentage, on a Fully Diluted Basis, of the total outstanding shares of New Common Stock to be issued to members of the Executive Management Group upon exercise of the Executive Options (entitling holders to acquire four percent (4%) of the outstanding shares of New Common Stock on a Fully Diluted Basis) and the Equity Incentive Options (entitling holders to acquire six percent (6%) of the outstanding shares of New Common Stock on a Fully Diluted Basis) before giving effect to the issuance of the Adjusted Management Shares.

         1.75 INTEREST EXPENSE. During each such applicable fiscal year, as applied to Stuart and its Subsidiaries, the interest expense of Stuart and its Subsidiaries on a consolidated basis for such period as determined in accordance with GAAP consistently applied.

         1.76 IRS. The Internal Revenue Service.

         1.77 LIEN. A lien as defined in Section 101(37) of the Bankruptcy Code, except a lien that has been avoided in accordance with Sections 544, 545, 546, 547, 548, or 549 of the Bankruptcy Code.

         1.78 LITIGATION CLAIMS. All rights, claims, torts, liens, liabilities, obligations, actions, causes of action, Avoidance Actions, avoiding powers, proceedings, debts, contracts, judgments, offsets, damages and demands whatsoever in law or in equity, whether known or unknown, contingent or otherwise, that the Debtor or the Estate may have against any Person including, without limitation, those listed in the Plan Supplement. Failure to list a Litigation Claim in the Plan Supplement does not constitute a waiver or release by the Debtor or Reorganized Stuart of such Litigation Claim.

         1.79 NET INCOME. During each applicable fiscal year, for Stuart and its Subsidiaries on a consolidated basis, the net income (or loss) of Stuart and its Subsidiaries for such period as determined in accordance with GAAP consistently applied (except as provided in this definition), excluding: (a) any gain or loss, net of taxes, realized upon any sale, transfer, or other disposition (including by way of merger or consolidation) by Stuart and its Subsidiaries of any property or other assets of Stuart and its Subsidiaries outside the ordinary course of business; (b) any gain or loss, net of taxes, realized upon the termination of any employee benefit plan; and (c) any extraordinary gain or loss, including any extraordinary costs not associated with the normal operations of the business of Stuart and its Subsidiaries net of taxes; in each case (a) through (c), as determined in accordance with GAAP consistently applied. "Net Income" means, for any period, with respect to any property or asset acquired by Stuart and its Subsidiaries, the historical net income (or loss) of such property or asset during such period, adjusted to give effect to the effective tax rate of Stuart and its Subsidiaries for such period.

         1.80 NEW COMMON STOCK. The common stock, $0.01 par value per share, to be authorized under the Reorganized Stuart Certificate to be filed with the Delaware Secretary of State as of the Effective Date, as further described in
Section 9.1 of the Plan.

         1.81 NEW INCENTIVE STOCK OPTION PLAN. The option plan, substantially in the form contained in Exhibit D to the Plan Supplement, providing for the vesting, terms, and conditions of the Equity Incentive Options and the Executive Options granted to members of the Executive Management Group, entitling such members, if such options were exercised, to receive an aggregate number of shares of New Common Stock equivalent to the Adjusted Management Percentage of the outstanding New Common Stock on a Fully Diluted Basis.

         1.82 NOTES. The 12-1/2% Senior Subordinated Notes due 2004, in the original principal amount of $100,000,000, issued by Stuart under the Indenture.

         1.83 NOTES CLAIM. Any Claim on account of unpaid obligations under the Notes including accrued and unpaid interest up to but not including the Petition Date, except those Claims that are Notes Securities Claims.

         1.84 NOTES SECURITIES CLAIMS. All Claims, if any, whether asserted before or after the Petition Date based on alleged violations of applicable federal or state securities laws: (a) arising from the rescission of a purchase or sale, or offer to purchase or sell, any Notes; and (b) for damages arising from the purchase or sale of Notes.

         1.85 OLD COMMON STOCK. The equity interests represented by duly authorized, validly issued, and outstanding shares of common stock of Stuart, par value $0.01 per share, together with all accrued and unpaid dividends on such shares, and all options, warrants, or rights to acquire such common stock existing at any time before the Effective Date.

         1.86 PERSON. Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated association or organization, governmental agency or associated political subdivision.

         1.87 PETITION DATE. The date on which the Debtor filed its voluntary petition commencing the Chapter 11 Case.

         1.88 PLAN. This Plan of Reorganization, either in its present form or as it may be amended, supplemented or modified from time to time, including all its annexed exhibits and schedules, the Plan Supplement, and the Plan Documents.

         1.89 PLAN DOCUMENTS. Collectively, the Reorganized Stuart Certificate, the Reorganized Stuart By-Laws, the New Incentive Option Plan, the Shareholder Agreement, the Employment Contracts, the Severance Agreements, the Contrarian Standby Funding Commitment, and the Exit Financing Documents, as they may be amended at any time before the conclusion of the Confirmation Hearing, or after the Confirmation Date in accordance with Section 14.1 of the Plan.

         1.90 PLAN SUPPLEMENT. The supplement, containing copies of the Plan Documents, that is to be filed with the Bankruptcy Court as early as is practicable (but in no event later than seven Business Days) before the deadline fixed for filing objections to Confirmation of the Plan, or on such other date as the Bankruptcy Court may determine. The Plan supplement is incorporated into the Plan as if fully set forth in the Plan, and all references to the Plan refer also to the Plan Documents contained in the Plan Supplement.

         1.91 PRESERVED ORDINARY COURSE ADMINISTRATIVE CLAIM. Administrative Claims that are based on liabilities incurred by the Debtor in the purchase, lease, or use of goods and services in the ordinary course of its business including, without limitation, Administrative Claims on account of services provided to the Debtor after the Petition Date by its employees.

         1.92 PRIORITY CLAIM. Any Claim (or portions of such Claim) entitled to priority under Section 507(a) of the Bankruptcy Code other than Priority Tax Claims, Administrative Expense Claims, Preserved Ordinary Course Administrative Claims, and Claims for Professional Fees.

         1.93 PRIORITY TAX CLAIM. Any Claim of a governmental unit entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

         1.94 PROFESSIONALS. Those Persons (a) employed in accordance with an order of the Bankruptcy Court under Sections 327 or 1103 of the Bankruptcy Code and to be compensated for services under Sections 327, 328, 329, 330, and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been Allowed by the Bankruptcy Court under Section 503(b)(4) of the Bankruptcy Code.

         1.95 PROFESSIONAL FEE BAR DATE. The date, as set by order of the Bankruptcy Court, by which all applications for compensation or expense reimbursement, including Professional Fees, must be filed with the Bankruptcy Court.

         1.96 PROFESSIONAL FEES. The Administrative Claims for compensation and reimbursement of expenses submitted in accordance with Sections 330, 331, or 503(b) of the Bankruptcy Code of Professionals and the Indenture Trustee not otherwise satisfied in accordance with other provisions of the Plan.

         1.97 PRO RATA. A proportionate share, such that the ratio of the consideration distributed on account of an Allowed Claim or Equity Interest in a Class to the amount of such Allowed Claim or Equity Interest is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims or Equity Interests in such Class to the amount of all Allowed Claims or Equity Interests in such Class.

         1.98 RECLAMATION CLAIMS. Any Claim against the Debtor by any Person arising out of the sale of goods to the Debtor in the ordinary course of such Person's business, provided that such Person has otherwise satisfied the requirements of Section 546(c) of the Bankruptcy Code and the Uniform Commercial Code, as applicable.

         1.99 REDUCED NOTES PERCENTAGE. The percentage reduction in the aggregate amount of Allowed Notes Claims in Class 4, due to Small Noteholder Elections made by holders of Allowed Notes Claims.

         1.100 REORGANIZED STUART. Stuart, or any successor to Stuart by merger, consolidation, acquisition or otherwise, on and after the Effective Date.

         1.101 REORGANIZED STUART BY-LAWS. The By-Laws of Reorganized Stuart, substantially in the form included as Exhibit B to the Plan Supplement.

         1.102 REORGANIZED STUART CERTIFICATE. The Certificate of Incorporation of Reorganized Stuart, substantially in the form included as Exhibit A to the Plan Supplement.

         1.103 RESTRUCTURING AGREEMENT. The Restructuring Agreement Regarding Pre-Negotiated Plan of Reorganization, dated as of May 21, 1999, as may be amended or modified from time to time, between Stuart and certain holders of the Notes.

         1.104 RETIREE BENEFITS. Payments to any Person for the purpose of providing or reimbursing payments for retired employees of the Debtor and of any other entities as to which the Debtor is obligated to provide retiree benefits and the eligible spouses and eligible dependents of such retired employees, for medical, surgical, or hospital care benefits, or in the event of death of a retiree under any plan, fund, or program (through the purchase of insurance or otherwise) maintained or established by the Debtor before the Petition Date, as such plan, fund, or program was then in effect or as later amended.

         1.105 SCHEDULES. The schedules of assets and liabilities, the list of holders of interests, and the statements of financial affairs filed by the Debtor under Section 521 of the Bankruptcy Code and Bankruptcy rule 1007, as such schedules, lists, and statements may have been or may be supplemented or amended from time to time.

         1.106 SEC. The United States Securities and Exchange Commission.

         1.107 SECURED CLAIM. Any Claim, to the extent reflected in the Schedules or a proof of claim as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with Section 506(a) of the Bankruptcy Code, or, if such Claim is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of such setoff.

         1.108 SECURED TAX CLAIM. Any Claim of any state or local governmental unit or associated political subdivision that is secured by a Lien on property of the Estate by operation of applicable law including, without limitation, every Claim for unpaid real, personal property, or ad valorem taxes.

         1.109 SECURITIES ACT. The Securities Act of 1933, as amended, and its applicable regulations.

         1.110 SEVERANCE AGREEMENTS. The severance agreements, entered into before the Petition Date and approved by Order of the Bankruptcy Court, between Stuart and certain employees of Stuart, substantially in the forms contained in Exhibit G to the Plan Supplement.

         1.111 SHAREHOLDER AGREEMENT. That certain agreement by and between Contrarian and the Executive Management Group, substantially in the form included as Exhibit C to the Plan Supplement.

         1.112 SMALL NOTEHOLDER ELECTION. An election, made by so indicating on the Ballot: (a) by a holder of an Allowed Notes Claim in Class 4 to reduce its Claim to a principal amount of $500,000 and have its reduced Claim reclassified and treated as an Allowed Class 4A Claim; or (b) by a holder of an Allowed Notes Claim classified in Class 4A, by virtue of such Claim being within the Class 4A Allowed Claim Limit, to decline the Cash Payment Option and have its Claim be reclassified and treated as an Allowed Class 4 Claim.

         1.113 SUBSIDIARY. Any entity of which the outstanding capital stock entitled to vote for the election of directors is owned or controlled, directly or indirectly, by the Debtor, by one or more Subsidiaries of the Debtor, or by a Debtor and one or more of its other Subsidiaries.

         1.114 SUBSIDIARY CLAIMS. Any Claim of a Subsidiary on account of any debt owed by the Debtor to any Subsidiary arising at any time before the Confirmation Date including, without limitation, contingent claims of a Subsidiary against the Debtor arising from such Subsidiary's obligations as guarantor under the DIP Facility.

         1.115 VOTING RECORD DATE. The date established by the Bankruptcy Court by which holders of Allowed Claims and Equity Interests are determined for purposes of such holders' right to submit Ballots.

                  ARTICLE 2. TREATMENT OF UNCLASSIFIED CLAIMS

         2.1 UNCLASSIFIED CLAIMS. As provided in Section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, Preserved Ordinary Course Administrative Claims, Priority Tax Claims, and Reclamation Claims against the Debtor are not classified for purposes of voting on, or receiving distributions under, the Plan. Holders of such Claims are not entitled to vote on the Plan. All such Claims are instead treated separately in accordance with this ARTICLE 2 and in accordance with the requirements set forth in Section 1129(a)(9)(A) of the Bankruptcy Code.

         2.2 ADMINISTRATIVE EXPENSE CLAIMS.

                  2.2.1 GENERALLY. Each Allowed Administrative Expense Claim, other than Preserved Ordinary Course Administrative Claims and Reclamation Claims, is to be paid in full in Cash (or otherwise satisfied in accordance with its terms) on the latest of: (a) the Effective Date, or as soon thereafter as practicable; (b)such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the tenth Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (d) such date as the holder of such Claim and Reorganized Stuart agree.

                  2.2.2 INCLUDED EXPENSES. Administrative Expense Claims include obligations to the DIP Lender, costs incurred in the operation of the Debtor's business after the Petition Date, fees and expenses of Professionals retained by the Debtor, any Committee appointed under Section 1102 of the Bankruptcy Code, the Indenture Trustee, any other statutory committee appointed to serve in the Chapter 11 Case, and the fees due to the United States Trustee under 28 U.S.C.
Section 1930.

         2.3 PRESERVED ORDINARY COURSE ADMINISTRATIVE CLAIMS. Each Allowed Preserved Ordinary Course Administrative Claim is to be paid by Reorganized Stuart in accordance with either: (a) the terms and conditions under which such Claim arose; or (b) in the ordinary course of Reorganized Stuart's business. Such payments are to be made by Reorganized Stuart without further action by the holder of such Claim.

         2.4 ALLOWED PRIORITY TAX CLAIMS. Any Allowed Priority Tax Claim is to be paid in full in Cash on the Effective Date; provided, however, that Reorganized Stuart may elect to pay such Claims through deferred Cash payments over a period not exceeding six years after the date of assessment of such Claim, of a value as of the Effective Date, equal to the Allowed amount of such Claim. In that event, such payments are to be made in equal annual installments of principal, plus interest accruing from the Effective Date at the rate on the unpaid portion of Allowed Priority Tax Claim set froth in Internal Revenue Code Sections 6621 and 6622. The first such payment is to be made payable on the latest of: (a) the Effective Date, or as soon thereafter as practicable; (b) the tenth Business Day after the date on which an order allowing such Claim becomes a Final Order, or as soon thereafter as practicable; and (c) such other time as is agreed upon by the holder of such Claim and Reorganized Stuart; provided, however, that Reorganized Stuart retains the right to prepay any such Allowed Priority Tax Claim, or any remaining balance of such Claim, in full or in part, at any time on or after the Effective Date without premium or penalty.

         2.5 ALLOWED RECLAMATION CLAIMS. All requests for payment of Reclamation Claims must be filed by the Bar Date or the holders of such Claims are forever barred from asserting such Reclamation Claims against the Debtor and Reorganized Stuart. Each Allowed Reclamation Claim is to be satisfied, at Reorganized Stuart's sole option, by either: (a) the return of the goods subject to the Reclamation Claim; or (b) payment in full in Cash upon the latest of: (i) the Effective Date, or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (iii) the tenth Business Day after the date on which an order allowing such Claim becomes a Final Order, or as soon thereafter as practicable; and (iv) such other time as is agreed upon by the holder of such Claim and Reorganized Stuart.

         2.6 CLAIMS FOR PROFESSIONAL FEES. Each Person seeking an award by the Bankruptcy Court of Professional Fees: (a) must file its final application for allowance of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date within thirty days after the Confirmation Date; and (b) if the Bankruptcy Court grants such an award, each such Person must be paid in full in Cash in such amounts as are allowed by the Bankruptcy Court (i) on the later of the Effective Date or the date such Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as practicable, (ii) upon such other terms as may be mutually agreed upon between the holder of such Allowed Administrative Expense Claim and the Debtor or Reorganized Stuart, or
(iii) in accordance with the terms of any applicable administrative procedures order entered by the Bankruptcy Court. All Professional Fees for services rendered in connection with the Chapter 11 Case and the Plan after the Confirmation Date including, without limitation, those relating to the occurrence of the Effective Date, the prosecution of Causes of Action preserved under the Plan, and the resolution of Disputed Claims, are to be paid by Reorganized Stuart upon receipt of an invoice for such services, or on such other terms as Reorganized Stuart may agree to, without the need for further Bankruptcy Court authorization or entry of a Final Order. If Reorganized Stuart and any Professional cannot agree on the amount of post-Confirmation Date fees and expenses to be paid to such Professional, such amount is to be determined by the Bankruptcy Court.

         2.7 CLAIMS OF DIP LENDER. Simultaneously with the closing of the Exit Financing Facility, all the Debtor's obligations to the DIP Lender under the DIP Facility and the DIP Loan Documents shall be fully and finally satisfied in accordance with their terms using proceeds derived from, among other things, the Exit Financing Facility and/or Cash held by Reorganized Stuart.

            ARTICLE 3. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

         3.1 SUMMARY OF CLASSIFICATION. In accordance with Section 1123(a)(1) of the Bankruptcy Code, all Claims of Creditors and holders of Equity Interests (except those Claims receiving treatment as set forth in ARTICLE 2) are placed in the Classes described below for all purposes, including voting on, confirmation of, and distribution under, the Plan:

Class 1          Priority Claims                                 Unimpaired
                                                                 No solicitation required
Class 2          Secured Tax Claims                              Unimpaired
                                                                 No solicitation required

Class 3          Miscellaneous Secured Claims                    Unimpaired
                                                                 No solicitation required
Class 3A         Elliott Trust Secured Claim                     Impaired
                                                                 Entitled to vote
Class 4          Notes Claims                                    Impaired
                                                                 Entitled to vote
Class 4A         Small Noteholder Claims                         Impaired
                                                                 Entitled to vote
Class 5          General Unsecured Claims                        Impaired
                                                                 Entitled to vote
Class 6          Subsidiary Claims                               Impaired
                                                                 Entitled to vote
Class 7          Equity Interests                                Impaired
                                                                 Entitled to vote

         3.2 SPECIFIC CLASSIFICATION.

                  3.2.1 CLASS 1 - PRIORITY CLAIMS. Class 1 consists of all Claims entitled to priority under Section 507(a) of the Bankruptcy Code.

                  3.2.2 CLASS 2 - SECURED TAX CLAIMS. Class 2 consists of all Secured Tax Claims. Each holder of a Secured Tax Claim is considered to be in its own separate subclass within Class 2, and each such subclass is deemed to be a separate Class for purposes of the Plan.

                  3.2.3 CLASS 3 - MISCELLANEOUS SECURED CLAIMS. Class 3 consists of all Secured Claims, other than the Secured Tax Claims in Class 2. Each holder of a Miscellaneous Secured Claim is considered to be in its own separate subclass within Class 3, and each such subclass is deemed to be a separate Class for purposes of the Plan.

                  3.2.4 CLASS 3A - ELLIOTT TRUST SECURED CLAIM. Class 3A consists of the Elliott Trust Secured Claim as defined in Section 1.53 of the Plan.

                  3.2.5 CLASS 4 - NOTES CLAIMS. Class 4 consists of all Claims evidenced by, or arising under, the Notes, including all Notes Securities Claims, except those Claims classified in Class 4A.

                  3.2.6 CLASS 4A - SMALL NOTEHOLDER CLAIMS. Class 4A consists of all Claims evidenced by, or arising under, the Notes where the holder of such Claim makes a Small Noteholder Election to have its Claim treated as an Allowed Class 4A Claim.

                  3.2.7 CLASS 5 - GENERAL UNSECURED CLAIMS. Class 5 consists of all General Unsecured Claims, except the Subsidiary Claims contained in Class 6.

                  3.2.8 CLASS 6 - SUBSIDIARY CLAIMS. Class 6 consists of all Subsidiary Claims.

                  3.2.9 CLASS 7 - EQUITY INTERESTS AND EQUITY RELATED CLAIMS. Class 7 consists of Equity Interests, including interests based on Old Common Stock, and Equity Related Claims.

              ARTICLE 4. TREATMENT OF CLAIMS AND EQUITY INTERESTS

         4.1 CLASS 1 - PRIORITY CLAIMS

                  4.1.1 IMPAIRMENT AND VOTING. Class 1 is unimpaired by the Plan; consequently, all holders of Allowed Claims in Class 1 are deemed to have accepted the Plan and are not entitled to vote on the Plan.

                  4.1.2 DISTRIBUTIONS. Each holder of an Allowed Priority Claim shall receive Cash in an amount equal to such Allowed Priority Claim on the later of: (a) the Effective Date, or as soon thereafter as practicable; and (b) ten Business Days after the date such Priority Claim becomes an Allowed Priority Claim, or as soon thereafter as practicable, unless the holder of such Allowed Priority Claim and Reorganized Stuart agree otherwise.

         4.2 CLASS 2 - SECURED TAX CLAIMS.

                  4.2.1 IMPAIRMENT AND VOTING. Class 2 is unimpaired by the Plan; consequently, all holders of Allowed Claims in Class 2 are deemed to have accepted the Plan and are not entitled to vote on the Plan.

                  4.2.2 DISTRIBUTIONS. Each Allowed Secured Tax Claim shall be paid in full in Cash upon the latest of: (a) the Effective Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the tenth Business Day after such Claim is Allowed, or as soon thereafter as practicable; (d) the date on which such Secured Tax Claim is scheduled to be paid in the ordinary course of business under applicable law or regulation; and (e) such date as the holder of such Claim and Reorganized Stuart agree.

         4.3 CLASS 3 - MISCELLANEOUS SECURED CLAIMS.

                  4.3.1 IMPAIRMENT AND VOTING. Class 3 is unimpaired by the Plan; consequently, all holders of Allowed Claims in Class 3 are deemed to have accepted the Plan and are not entitled to vote on the Plan.

                  4.3.2 DISTRIBUTIONS. Each Allowed Miscellaneous Secured Claim shall be paid in full in Cash upon the latest of: (a) the Effective Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the tenth Business Day after such Claim is Allowed, or as soon thereafter as practicable; (d) the date on which such Miscellaneous Secured Claim is scheduled to be paid in the ordinary course of business under applicable law or regulation; and (e) such date as the holder of such Claim and Reorganized Stuart agree.

         4.4 CLASS 3A - ELLIOTT TRUST SECURED CLAIM.

                  4.4.1 IMPAIRMENT AND VOTING. Class 3A is impaired by the Plan; consequently the holder of the Allowed Claim in Class 3A is entitled to vote on the Plan.

                  4.4.2 ALLOWANCE OF CLAIM. On the Confirmation Date, the Elliott Trust Secured Claim is deemed Allowed in the amount of $893,892.24, including interest at the non-default rate, under the Elliott Trust Promissory Note.

                  4.4.3 DISTRIBUTIONS. In full and final satisfaction of the Elliott Trust Secured Claim, the Elliott Trust shall be paid in full in Cash as follows: (a) eight (8) equal quarterly payments of $111,736.53, commencing on October 1, 1999 and continuing on each subsequent January 1, April 1, July 1, and October 1, with the last installment to be paid, rather than July 1, 2001, no later than August 1, 2001; (b) except with respect to the foregoing payment schedule, Reorganized Stuart shall meet all its obligations to the Elliott Trust under the Elliot Trust Promissory Note, which, except to the extent altered by the foregoing payment schedule, shall remain in full force an affect in accordance with its own terms from and after the Effective Date.

         4.5 CLASS 4 - NOTES CLAIMS.

                  4.5.1 IMPAIRMENT AND VOTING. Class 4 is impaired by the Plan; consequently, all holders of Allowed Notes Claims and Allowed Notes Securities Claims are entitled to vote on the Plan.

                  4.5.2 ALLOWANCE OF NOTES CLAIMS. On the Confirmation Date, all Notes Claims are deemed Allowed in the aggregate principal amount of $100,000,000, plus accrued and unpaid interest at the non-default rate up to but not including the Petition Date.

                  4.5.3 SATISFACTION OF NOTES SECURITIES CLAIMS. In full and final satisfaction of all Notes Securities Claims, and in consideration of the distributions to the holders of Allowed Notes Claims, each holder of an Allowed Notes Securities Claim shall retain any proceeds derived from or relating to any litigation instituted or judgment obtained by any such holder or on his behalf payable by either: (a) any entity other than the Debtor, Reorganized Stuart, or any of their respective Subsidiaries; or (b) proceeds of insurance policies maintained by the Debtor. Except as provided in this Section 4.5.3, the holders of Notes Securities Claims shall receive no distributions under this Plan.

                  4.5.4 CLASSIFICATION OF NOTES SECURITIES CLAIMS. To the extent that the Bankruptcy Court finds that classification of the Notes Securities Claims in Class 4 violates or otherwise contravenes one or more provisions of the Bankruptcy Code or the Bankruptcy Rules, all Notes Securities Claims shall be automatically reclassified in a separate Class below all other Classes under the Plan containing Claims and, upon such reclassification, the Notes Securities Claims shall receive the treatment as set forth in Section 4.5.3 of the Plan.

                  4.5.5 DISTRIBUTIONS. On the Effective Date, or as soon thereafter as practicable, each holder of an Allowed Notes Claim not otherwise classified in Class 4A shall receive, in full and final satisfaction of such Allowed Notes Claim, a Pro Rata portion of a number of shares of New Common Stock equivalent to one-hundred percent (100%) of the New Common Stock, subject to dilution by the Adjusted Management Shares of New Common Stock issued upon the exercise of the Equity Incentive Options and the Executive Options.

                  4.5.6 GAMING REQUIREMENTS. Any holder of an Allowed Notes Claim who receives more than five percent (5%) of the shares of New Common Stock issued to holders of Class 4 Claims shall comply at all times with the Gaming Requirements. If at any time (the "Disqualification Date") any holder of New Common Stock refuses to comply with the Gaming Requirements, or if the Gaming Authorities of any jurisdiction in which Reorganized Stuart maintains a gaming license find that any holder of New Common Stock is not qualified or otherwise suitable to hold such New Common Stock in Reorganized Stuart, such holder shall either: (a) divest itself of its New Common Stock within 60 days after the Disqualification Date or such shorter period as directed by any Gaming Authorities; or (b) accept, within 60 days after the Disqualification Date or such shorter period as directed by any Gaming Authorities, the redemption of its New Common Stock by Reorganized Stuart for an amount in Cash equal to the lesser of the current market value of such New Common Stock and such holder's original cost basis in such New Common Stock determined as of the Effective Date. If such holder has not divested itself of its New Common Stock or accepted redemption of its New Common Stock within such period or periods, Reorganized Stuart shall have the option, but not the obligation, to cancel such New Common Stock.

                  4.5.7 DISBURSING AGENT. With respect to each holder of an Allowed Notes Claim, as of the Distribution Record Date, Reorganized Stuart shall distribute such holder's Pro Rata portion of New Common Stock to the Disbursing Agent on the Distribution Date. As soon as practicable after the Disbursing Agent receives the Debt Instruments of a Notes Claim holder in accordance with Section 4.5.8, the Disbursing Agent shall issue and distribute that holder's Pro Rata portion of the New Common Stock.

                  4.5.8 SURRENDER OF SECURITIES OR DEBT INSTRUMENTS. On or before the Distribution Date, or as soon thereafter as practicable, each holder of a Debt Instrument evidencing an Allowed Notes Claim shall surrender or cause to be surrendered such Debt Instrument to the Disbursing Agent. No distribution of property under the Plan shall be made to or on behalf of any such holder unless and until such Debt Instrument is received by the Disbursing Agent, or the unavailability of such Debt Instrument is reasonably established to the Disbursing Agent's satisfaction. If any holder of an Allowed Notes Claim seeks to establish the unavailability of the Debt Instrument evidencing such Claim, the Disbursing Agent shall, within the first Business Day thirty days after receipt of the holder's evidence of unavailability and statement of indemnity of Reorganized Stuart and the Disbursing Agent: (a) provide the holder, in writing, with a detailed description regarding the unacceptability of such evidence and statement of indemnity, if any; or (b) deliver to the Indenture Trustee and Reorganized Stuart a notice of compliance and distribute to such holder its Pro Rata portion of the New Common Stock. Any such holder who fails to surrender or cause to be surrendered such Debt Instrument or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent and Reorganized Stuart before the first anniversary of the Effective Date shall be deemed to have forfeited all rights and Claims in respect of such Debt Instrument and shall not participate in any distribution under the Plan, and all property in respect of such forfeited distribution, including interest accrued on such distribution, shall revert to Reorganized Stuart notwithstanding any federal or state escheat laws to the contrary.

                  4.5.9 CANCELLATION OF NOTES. As of the Effective Date, all Notes, and all agreements, instruments, and other documents evidencing the Notes and the rights of the holders of Notes, shall be automatically canceled, extinguished, and deemed void (all without further action by any Person), and all obligations of any Person under such instruments and agreements shall be deemed fully and finally satisfied and released.

                  4.5.10 DISTRIBUTION RECORD DATE. At the close of business on the Distribution Record Date, the transfer ledgers of the Indenture Trustee shall be closed, and no further changes in the record holders of the Notes shall be permitted. Reorganized Stuart, the Disbursing Agent, and the Indenture Trustee shall have no obligation to recognize any transfer of Notes occurring after the Distribution Record Date. Reorganized Stuart, the Indenture Trustee, and the Disbursing Agent shall be entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the transfer ledgers of the Indenture Trustee as of the close of business on the Distribution Record Date.

                  4.5.11 DELIVERY OF DISTRIBUTIONS TO HOLDERS OF NOTES. Distributions of New Common Stock shall be made by the Disbursing Agent to holders of Notes in accordance with the Plan at the addresses contained in the official records of the Indenture Trustee. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until Reorganized Stuart, the Disbursing Agent, and the Indenture Trustee are notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Undeliverable distributions shall be returned to Reorganized Stuart, until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the first anniversary of the Effective Date. After such date, all unclaimed property shall revert to Reorganized Stuart and the Claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

         4.6 CLASS 4A - SMALL NOTEHOLDERS CLAIMS.

                  4.6.1 IMPAIRMENT AND VOTING. Class 4A is impaired by the Plan; consequently, all holders of Allowed Convenience Claims are entitled to vote on the Plan.

                  4.6.2 DISTRIBUTIONS. On the latest of: (a) the Effective Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the tenth Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (d) such date as the holder of such Claim and Reorganized Stuart agree, each Allowed Claim in Class 4A shall receive in full and final satisfaction of such Claim twenty-five percent (25%) of the Allowed Notes Claim in Cash, subject to such holder's surrender of its Debt Instrument(s) evidencing its Allowed Notes Claim in accordance with Section 4.5.8. Distributions to holders of Allowed Class 4A Claims shall be funded in accordance with the Company Funding Commitment and the Contrarian Standby Funding Commitment.

                           4.6.2.1 Any Allowed Notes Claim based on ownership of
not more than the Class 4A Allowed Claim Limit in principal amount shall be classified as an Allowed Claim in Class 4A unless the holder of such Claim makes a Small Noteholder Election, by so indicating on its Ballot, to reclassify its Allowed Notes Claim as a Class 4 Claim and receive its Pro Rata portion of New Common Stock as set forth in Section 4.5.5 of the Plan;

                           4.6.2.2 For purposes of measuring Allowed Notes
Claims with respect to the Class 4A Allowed Claim Limit, all Allowed Notes Claims held by any Person and any of such Person's Affiliates as of the Distribution Record Date shall be aggregated;

                           4.6.2.3. Any holder of an Allowed Claim in Class 4A
who either does not submit a Ballot or does not indicate its Small Noteholder Election on its Ballot shall be deemed to have elected the Cash Payment Option and declined to have its Allowed Notes Claim reclassified and treated as an Allowed Claim in Class 4.

                           4.6.2.4. Any holder of an Allowed Claim above the
Class 4A Allowed Claim Limit may make a Small Noteholder Election, by so indicating on its Ballot, to reduce its Allowed Claim in Class 4 to the Class 4A Allowed Claim Limit and receive, in full and final satisfaction of its Allowed Claim, the treatment given to an Allowed Claim in Class 4A in a principal amount of $500,000. By making such an election, such holder shall be deemed automatically to have accepted the Plan, irrespective of any other designation on such holder's Ballot.

         4.7 CLASS 5 - GENERAL UNSECURED CLAIMS.

                  4.7.1 IMPAIRMENT AND VOTING. Class 5 is impaired by the Plan; consequently, all holders of Allowed General Unsecured Claims are entitled to vote on the Plan.

                  4.7.2 DISTRIBUTIONS. On the latest of: (a) the Effective Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the tenth Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (d) such date as the holder of such Claim and Reorganized Stuart agree, each Allowed General Unsecured Claim, in full and final satisfaction of such Allowed General Unsecured Claim, shall be paid an amount in Cash equivalent to twenty-five percent (25%) of the amount of such Allowed General Unsecured Claim.

         4.8 CLASS 6 - SUBSIDIARY CLAIMS.

                  4.8.1 IMPAIRMENT AND VOTING. Class 6 is impaired by the Plan; consequently, all holders of Allowed Claims in Class 6 are entitled to vote on the Plan.

                  4.8.2 DISTRIBUTIONS. The holders of Subsidiary Claims shall receive no distributions under the Plan, and all such Claims shall be discharged under the Plan in accordance with Section 12.2 of the Plan.

         4.9 CLASS 7 - EQUITY INTERESTS AND EQUITY RELATED CLAIMS.

                  4.9.1 IMPAIRMENT AND VOTING. Class 7 is impaired by the Plan; consequently, all holders of Allowed Equity Interests and Equity Related Claims are entitled to vote on the Plan.

                  4.9.2 DISTRIBUTIONS. In full and final satisfaction of all Allowed Equity Interests and Allowed Equity Related Claims, subject to the provisions of Section 4.9.6, on the Effective Date, or as soon thereafter as practicable, each holder of an Allowed Equity Interest and Allowed Equity Related Claim shall receive its Pro Rata portion of $150,000 in Cash. Only those holders of Equity Related Claims whose Claims are Allowed as of the Effective Date shall be entitled to receive a distribution on account of such Claims. No distribution shall be made on account of any Equity Related Claims not Allowed as of the Effective Date.

                  4.9.3 DISTRIBUTION RECORD DATE. At the close of business on the Distribution Record Date, the stock transfer ledgers of Stuart shall be closed, and there shall be no further changes in the record holders of Equity Interests. Reorganized Stuart and the Disbursing Agent shall have no obligation to recognize any transfer of such Equity Interests occurring after the Distribution Record Date. Reorganized Stuart and the Disbursing Agent shall be entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the stock transfer ledgers as of the close of business on the Distribution Record Date.

                  4.9.4 SURRENDER OF SECURITIES. On or before the Distribution Date, or as soon thereafter as practicable, each holder of a security evidencing an Allowed Equity Interest shall surrender such security to the Disbursing Agent. No distribution of property under the Plan shall be made to or on behalf of any such holder unless and until such security is received by the Disbursing Agent or the unavailability of such security is reasonably established to the satisfaction of the Disbursing Agent and Reorganized Stuart. If any holder of Allowed Equity Interests seeks to establish the unavailability of such security evidencing such Equity Interests, the Disbursing Agent shall, within the first Business Day thirty days after receipt of the holders' evidence of unavailability and statement of indemnity of the Disbursing Agent and Reorganized Stuart: (a) provide the holder, in writing, with a detailed description regarding the unacceptability of such evidence and statement of indemnity; or (b) deliver to Reorganized Stuart a notice of compliance and distribute to such holder its Pro Rata portion of the distribution to Class 7. Any such holder who fails to surrender or cause to be surrendered such security or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent and Reorganized Stuart before the first anniversary of the Effective Date shall be deemed to have forfeited all rights in respect of such security and shall not participate in any distribution under the Plan, and all property in respect of such forfeited distribution, including dividends accrued on that distribution, shall revert to Reorganized Stuart notwithstanding any federal or state escheat laws to the contrary.

                  4.9.5 DELIVERY OF DISTRIBUTIONS. Distributions shall be made by the Disbursing Agent to holders of Allowed Equity Interests in accordance with the Plan at the addresses contained in the official stock transfer records of Reorganized Stuart. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent is notified of such holder's then current address, at which time all required distributions shall be made to such holder. Undeliverable distributions shall be returned to Reorganized Stuart until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the first anniversary of the Effective Date. After such date, all unclaimed distributions shall revert to Reorganized Stuart and the Claim of any holder of an Allowed Equity Interest or successor to such holder with respect to such distribution shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

                  4.9.6 ALTERNATIVE TREATMENT. If: (a) the Bankruptcy Court determines that the treatment of, and distributions to, Class 7 under the Plan violates the provisions of Section 1129(b) of the Bankruptcy Code (to the extent such provisions apply); or (b) Class 7 does not vote to accept the Plan; then all Equity Interests and Equity Related Claims shall be canceled and extinguished on the Confirmation Date without further action under any applicable agreement, law, regulation, order, or rule, and the holders of Equity Interests and Equity Related Claims shall not receive or retain any rights, property, or distributions on account of their Equity Interests or Equity Related Claims.

                     ARTICLE 5. IMPLEMENTATION OF THE PLAN

         5.1 PLAN FUNDING. Funds to be used to make Cash payments under the Plan have been or shall be generated from, among other things, the operation of the Debtor's business, asset dispositions, borrowing under the Exit Financing Facility, and funds received in accordance with the Contrarian Standby Funding Commitment.

         5.2 EXIT FINANCING FACILITY. On or before the Effective Date, the Debtor or Reorganized Stuart, as the case may be, shall execute the Exit Financing Documents, which shall have been approved by separate, prior Final Order of the Bankruptcy Court. The Exit Financing Facility, among other things, shall (a) be effective on the Effective Date, (b) be a senior secured facility, and (c) contain terms and conditions in form and substance acceptable to the Debtor and/or Reorganized Stuart.

         5.3 ISSUANCE OF NEW COMMON STOCK. The Plan shall satisfy all Allowed Notes Claims by the issuance of 1,000,000 shares of New Common Stock, with a number of shares equal to the Adjusted Management Shares reserved for issuance in accordance with the exercise of the Executive Options and the Equity Incentive Options.

         5.3.1 ACCRETION CALCULATION. The number of Adjusted Management Shares is calculated using the following Accretion Calculation:

Actual Company Funding Amount x 4
                                                              = Reduced Notes Percentage (RNP)
---------------------------------------

Allowed Notes Claims as of Petition Date


Initial Management Percentage (IMP) + (IMP x RNP)             = ADJUSTED MANAGEMENT PERCENTAGE (AMP)


(1,000,000 / (100% - AMP)) - 1,000,000                        = ADJUSTED MANAGEMENT SHARES

                  5.3.2 DIVESTITURE. If at any time (the "Disqualification Date") any holder of New Common Stock refuses to comply with the Gaming Requirements, or if Gaming Authorities of any jurisdiction in which Reorganized Stuart maintains a gaming license find that any holder of New Common Stock is not qualified or otherwise suitable to hold such New Common Stock in Reorganized Stuart, such holder shall be required either: (a) to divest itself of its New Common Stock within 60 days after the Disqualification Date or such shorter period as directed by any Gaming Authorities; or (b) to accept, within 60 days after the Disqualification Date or such other period as directed by any Gaming Authorities, the redemption of its New Common Stock by Reorganized Stuart for an amount in Cash equal to the lesser of: (i) the current market value of such New Common Stock; and (ii) such holder's original per-share cost basis in such New Common Stock, which shall be determined by dividing the number of shares of New Common Stock issued as of the Effective Date by the aggregate reorganized equity value of Reorganized Stuart as determined by the Bankruptcy Court. If such holder has not divested itself of its New Common Stock or accepted redemption of its New Common Stock within such period or periods, Reorganized Stuart shall have the option, but not the obligation, to cancel such New Common Stock.

                  5.3.3 GAMING COMPLIANCE PERSON. Reorganized Stuart shall, at its own expense, provide holders of New Common Stock with access to an individual experienced in gaming license matters to assist such holders as reasonably necessary with gaming license matters and related reporting obligations, including compliance with the Gaming Requirements, if any, associated with such holders' ownership of New Common Stock. This compliance person shall assist holders of New Common Stock with respect to interpreting regulations, preparing forms, and interfacing with Gaming Authorities, and shall be accessible by telephone or e-mail to such holders during regular business hours.

         5.4 CONTRARIAN STANDBY FUNDING COMMITMENT. Upon satisfaction by Reorganized Stuart of its obligations under the Company Funding Commitment, Contrarian shall provide any additional funding of distributions to Allowed Claims in Class 4A in accordance with the terms of the Contrarian Standby Funding Commitment. Pursuant to the Contrarian Standby Funding Commitment and this Plan, Contrarian shall receive, in exchange for any such funding provided to satisfy Allowed Claims in Class 4A, an Allowed Claim in Class 4 in an amount equivalent to the Allowed Notes Claims satisfied pursuant to the Contrarian Standby Funding Commitment, and shall receive distributions of New Common Stock in accordance with Section 4.5.5 of the Plan on account of such Allowed Class 4 Claim.

         5.5 CERTIFICATE OF INCORPORATION AND BY-LAWS. As of the Effective Date and without any further action by the stockholders or directors of the Debtor or Reorganized Stuart, the Debtor's certificate of incorporation and by-laws shall be amended and restated substantially in the forms of the Reorganized Stuart Certificate and Reorganized Stuart By-Laws contained in the Plan Supplement, which shall provide for, among other things, the authorization of all acts necessary to implement the Plan including, without limitation, the issuance of the New Common Stock. Such restated certificates of incorporation and by-laws shall also prohibit (to the extent required by Section 1123(a) and (b) of the Bankruptcy Code) the issuance of non-voting equity securities. After the Effective Date, Reorganized Stuart may amend and restate its certificate of incorporation and by-laws as permitted by applicable law.

         5.6 PRIVATE COMPANY STATUS. Stuart is currently a public company, registered under Section 12 of the Exchange Act, and its Old Common Stock is presently traded on the OTC Bulletin Board under the symbol "STUA." Following the Effective Date of the Plan, Reorganized Stuart shall terminate its registration under the Exchange Act and Reorganized Stuart shall no longer file reports with the SEC or otherwise be subject to the reporting requirements under the Exchange Act and the New Common Stock shall not be traded on any recognized stock exchange or over-the-counter securities market.

         5.7 STOCK TRANSFER RESTRICTION. Following the Effective Date, no Person holding shares of New Common Stock shall transfer, and Reorganized Stuart shall not register the transfer of, such shares of New Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise (collectively, a "Transfer"), if such Transfer would cause the aggregate number of outstanding shares of New Common Stock to be held of record by five hundred (500) or more Persons. Any purported Transfer of shares of New Common Stock in violation of this Section 5.7 shall be null and void, and the purported transferee, with respect to the shares transferred, shall have no rights as a stockholder of Reorganized Stuart and no other rights against or with respect to Reorganized Stuart.

         5.8 NO CORPORATE ACTION REQUIRED. As of the Effective Date: (a) the adoption of the Reorganized Stuart Certificate and Reorganized Stuart By-laws or similar constituent documents for Reorganized Stuart; (b) the initial selection of directors and officers for Reorganized Stuart; (c) the adoption, execution, delivery, and implementation of all contracts, leases, instruments, releases, and other agreements related to or contemplated by the Plan including, without limitation, the Shareholder Agreement and the New Incentive Stock Option Plan; and (d) the other matters provided for under, or in furtherance of, the Plan involving corporate action required of the Debtor or Reorganized Stuart shall be deemed to have occurred and become effective as provided in the Plan, and shall be deemed authorized and approved in all respects without further order of the Bankruptcy Court or any further action by the stockholders or directors of the Debtor or Reorganized Stuart. As of the Effective Date, the term of each of the officers and directors of the Debtor not continuing in office, if any, shall terminate in accordance with the Confirmation Order without any further action by the stockholders or directors of the Debtor or Reorganized Stuart. Notwithstanding anything in this Section 5.8 to the contrary, Contrarian shall be obligated to vote all its shares of New Common Stock in favor of the New Incentive Stock Option Plan, to the extent that such a vote is required for authorization and implementation of such New Incentive Stock Option Plan under applicable law.

         5.9 DIRECTORS AND OFFICERS.

                  5.9.1 INITIAL BOARD OF DIRECTORS. The initial board of directors of Reorganized Stuart following the Confirmation Date shall be comprised of five directors as follows: (i) Joseph M. Valandra, as director and Chairman of the Board; (ii) Jock Patton; and (iii) three members appointed by Contrarian.

                  5.9.2 INDEMNIFICATION AND INSURANCE. Reorganized Stuart shall provide all directors with indemnification rights and officers and directors liability insurance and shall compensate its directors in accordance with practices customary for public entities of its type. Those directors and officers serving the Debtor immediately before the Effective Date and not continuing in office after the Effective Date, if any, shall be terminated without cause as of the Effective Date and shall be indemnified by Reorganized Stuart for all actions taken while acting as directors and officers for the Debtor in accordance with the Debtor's certificate of incorporation, by-laws, or contracts, or applicable state law on account of services provided by such officers and directors to the Debtor from the Petition Date through and including the Effective Date.

                  5.9.3 INITIAL OFFICERS. The Debtor's officers immediately before the Effective Date shall serve as the initial officers of Reorganized Stuart on and after the Effective Date.

         5.10 EXECUTIVE OPTIONS. As of the Effective Date, Reorganized Stuart shall issue to the Executive Management Group the Executive Options, entitling such members to acquire an aggregate number of shares of New Common Stock equivalent to four percent (4%) of the outstanding New Common Stock as of the Effective Date on a Fully Diluted Basis, subject to the Adjusted Management Percentage. Such shares, when issued, shall dilute all shares of New Common Stock issued and outstanding at the time of issuance on a Pro Rata basis. The Executive Options shall be exercisable and shall be governed by the terms and conditions set forth in the New Incentive Stock Option Plan and shall be allocated among the Executive Management Group in a manner and in an amount as determined by Mr. Valandra on or before the Effective Date. The number of shares of New Common Stock subject to the Executive Options shall be adjusted in the event of stock splits, stock dividends, mergers, and similar events.

         5.11 EQUITY INCENTIVE OPTIONS. As of the Effective Date, members of the Executive Management Group shall receive the Equity Incentive Options, entitling the holders of such options to acquire an aggregate number of shares of New Common Stock equivalent to six percent (6%) of the New Common Stock as of the Effective Date on a Fully Diluted Basis, subject to the Adjusted Management Percentage.

                  5.11.1 EXERCISE PRICE. The Equity Incentive Options shall have an exercise price per share equal to the fair market value per share of New Common Stock determined as of the Confirmation Date.

                  5.11.2 VESTING. The Equity Incentive Options shall vest and become exercisable if Reorganized Stuart meets the following EBITDA targets during the first three full fiscal years following the Effective Date in accordance with the vesting schedule set forth below:

        FISCAL YEAR                EBITDA ($ IN MILLIONS)               VESTING
             1                              $12                           1/3
             2                              $14                           1/3
             3                              $16                           1/3

Notwithstanding the foregoing, the EBITDA targets set forth above are cumulative and the Equity Incentive Options may vest earlier than as set forth in the vesting Schedule. For example, if Reorganized Stuart fails to meet the total EBITDA target for the first two fiscal years, but meets the EBITDA target in the third fiscal year, and the aggregate EBITDA for all three fiscal years exceeds $42 million, the Equity Incentive Options shall vest in full. Further, if Reorganized Stuart meets the EBITDA target established for any fiscal year during an earlier fiscal year, the Equity Incentive Options that would have vested based on achieving such EBITDA target in the later fiscal year shall vest in full. The Equity Incentive Options shall be allocated among the Executive Management Group in a manner and in an amount as determined by Mr. Valandra before the Effective Date. The number of shares and exercise price of the Equity Incentive Options shall be adjusted in the event of stock splits, stock dividends, mergers, and similar events.

         5.12 RETENTION BONUSES. On December 31, 1999, each employee listed on Exhibit H to the Plan Supplement shall be entitled to receive a Retention Bonus consisting of Cash in an amount equal to ten percent (10%) of that employee's annual base salary in effect on the Petition Date, provided that such employee remains an employee of Reorganized Stuart through December 31, 1999, unless such requirement is waived by Reorganized Stuart in its sole discretion.

         5.13 MANAGEMENT COMPENSATION REVIEW. The initial board of directors of Reorganized Stuart shall, within three months of the Effective Date, review compensation levels of the Executive Management Group and make any appropriate adjustments in good faith to fairly compensate the members of the Executive Management Group.

         5.14 TERMINATION OF SUBORDINATION RIGHTS AND SETTLEMENT OF RELATED CLAIMS. The classification and manner of satisfying all Claims and Equity Interests under the Plan take into consideration all contractual, legal, and equitable subordination rights, whether arising under general principles of equitable subordination, Sections 510(b) and (c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Equity Interest may have against other Claim or Equity Interest holders with respect to any distribution made in accordance with the Plan. As of the Effective Date, all contractual, legal, or equitable subordination rights that a holder of a Claim or Equity Interest may have with respect to any distribution to be made in accordance with the Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights shall be permanently enjoined and distributions under the Plan shall not be subject to payment to any beneficiaries of such terminated subordination rights, or to levy, garnishment, attachment, or other legal process by any beneficiary of such terminated subordination rights. Pursuant to Bankruptcy Rule 9019 and in consideration of the distributions and other benefits provided under the Plan, the provisions of this Section 5.14 constitute a good faith compromise and settlement of all claims or controversies relating to the termination of all contractual, legal, and equitable subordination rights that a holder of a Claim or Equity Interest may have with respect to any Allowed Claim or allowed Equity Interest, or any distribution to be made on account of an Allowed Claim or an Allowed Equity Interest. The entry of the Confirmation Order constitutes the Bankruptcy Court's approval of the compromise and settlement of all such claims and controversies, and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtor, Reorganized Stuart, and their respective property and holders of Claims and Equity Interests and is fair, equitable, and reasonable.

         5.15 ADMINISTRATION PENDING EFFECTIVE DATE. Before the Effective Date, the Debtor shall continue to operate its businesses, subject to all applicable requirement of the Bankruptcy Code and the Bankruptcy Rules. After the Effective Date, Reorganized Stuart may operate its businesses, and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, but subject to the continuing jurisdiction of the Bankruptcy Court as set forth in ARTICLE 13.

         5.16 POST-CONFIRMATION FEES; FINAL DECREE. Reorganized Stuart shall be responsible for paying any post-confirmation fees under 28 U.S.C. Section 1930(a)(6) and the filing of post-confirmation reports, until a final decree is entered. A final decree shall be entered as soon as practicable after distributions have commenced under the Plan.

         5.17 TRANSFER OF CERTAIN ASSETS TO SUBSIDIARIES. On or before December 31, 1999, Stuart or Reorganized Stuart, as the case may be, shall transfer all or substantially all of its business operating assets, including but not limited to property, plant, and equipment, inventory, accounts receivable, and goodwill associated therewith, to one or more of its Subsidiaries as a capital contribution to such Subsidiaries. It is anticipated that the employees of Stuart associated with the transferred businesses shall also be transferred to the applicable Subsidiary.

         5.18 NAME CHANGE. On or before the Effective Date, Stuart shall effectuate a corporate name change to "------------------------------"

              ARTICLE 6. EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         6.1 ASSUMPTION OR REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. The executory contracts and unexpired leases between the Debtor and any Person are dealt with as follows:

                  6.1.1 ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. All executory contracts and unexpired leases, including without limitation the Employment Contracts and the Severance Agreements, set forth on the schedule of assumed executory contracts filed with the Bankruptcy Court as part of the Plan Supplement that exist between the Debtor and any Person shall be assumed by Reorganized Stuart as of the Effective Date, except for any executory contract or unexpired lease: (a) that has been rejected in accordance with an order of the Bankruptcy Court entered before the Confirmation Date; or (b) as to which a motion for approval or rejection of such executory contract or unexpired lease, if applicable, has been filed with the Bankruptcy Court before the Confirmation Date.

                  6.1.2 REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. All executory contracts and unexpired leases that exist between the Debtors and any Person and are either set forth on the schedule of rejected executory contracts and unexpired leases filed with the Bankruptcy Court as part of the Plan Supplement, or which do not appear in the Plan Supplement shall be deemed rejected as of the Effective Date, except for any executory contract or unexpired lease that has been assumed or rejected in accordance with an order of the Bankruptcy Court entered before the Confirmation Date.

                  6.1.3 APPROVAL OF ASSUMPTION OR REJECTION. Entry of the Confirmation Order constitutes: (a) the approval under Section 365(a) of the Bankruptcy Code of the assumption of the executory contracts and unexpired leases assumed under the Plan or otherwise during the Chapter 11 Case; and (b) the approval under Section 365(a) of the Bankruptcy Code of the rejection of the executory contracts and unexpired leases rejected under the Plan or otherwise during the Chapter 11 Cases. Notwithstanding anything contained in this Section
6.1.3 to the contrary, as part of the Plan Supplement, the Debtor retains the right to add to, or delete from, the list of rejected executory contracts and unexpired leases any executory contract or unexpired lease that is initially an assumed executory contract or an assumed unexpired lease on the Schedules on in the Plan Supplement.

                  6.1.4 CURE OF DEFAULTS. On the Effective Date or as soon thereafter as practicable, Reorganized Stuart shall Cure any defaults under any executory contract or unexpired lease assumed under this Plan in accordance with
Section 365(b)(1) of the Bankruptcy Code.

                  6.1.5 POST-PETITION DATE CONTRACTS AND LEASES. Executory contracts and unexpired leases entered into, and other obligations incurred, after the Petition Date by the Debtor, shall be performed by the Debtor or Reorganized Stuart, as applicable, in the ordinary course of business.

                  6.1.6 BAR DATE. All proofs of claims relating to Claims arising from the rejection of any executory contract or unexpired lease under the Plan shall be filed with the Bankruptcy Court no later than thirty days after the Confirmation Date. Any such Claim not filed within that time shall be forever barred. With respect to any executory contract or unexpired lease rejected by the Debtor before the Confirmation Date, the deadline for filing such Claims shall be as set forth in the Bar Date Order.

                  6.1.7 INDEMNIFICATION OBLIGATIONS. Any obligations of the Debtor to indemnify any Person serving as a fiduciary of any employee benefit plan or employee benefit program of the Debtor, under charter, by-laws, contract, or applicable state law shall be deemed to be, and shall be treated as, an executory contract and assumed by Reorganized Stuart on the Confirmation Date. Any obligation of the Debtor to indemnify, reimburse, or limit the liability of any Person, including but not limited to any officer or director of the Debtor or any of its Subsidiaries, or any agent, professional, financial advisor, or underwriter of any securities issued by the Debtor related to any acts or omissions occurring before the Petition Date: (a) are rejected, canceled, and discharged under the Plan as of the Confirmation Date; and (b) any and all Claims resulting from such obligations are disallowed under Section 502(e) of the Bankruptcy Code. Notwithstanding any of the foregoing, nothing contained in the Plan impacts, impairs or prejudices the rights of any Person covered by any applicable D&O Policy with respect to such policy or policies. Moreover, Reorganized Stuart shall maintain in force for a period of three years following the Effective Date appropriate D&O Policies covering pre-Effective Date directors and officers of the Debtor and containing substantially the same provisions and limits of coverage as the policies that were in force on the Petition Date, and Reorganized Stuart shall also be responsible for paying the deductible or retention amounts under such policies for such three-year period.

         6.2 RETIREE BENEFITS. Payment of any Retiree Benefits shall be continued solely to the extent, and for the duration of the period, the Debtor is contractually or legally obligated to provide such benefits, subject to any rights of the Debtor under applicable law.

       ARTICLE 7. CONFIRMATION WITHOUT ACCEPTANCE BY ALL IMPAIRED CLASSES

         If any impaired Class is determined to have rejected the Plan in accordance with Section 1126 of the Bankruptcy Code, the Debtor may use the provisions of Section 1129(b) of the Bankruptcy Code to satisfy the requirements for Confirmation of the Plan.

                  ARTICLE 8. PRESERVATION OF LITIGATION CLAIMS

         8.1 PRESERVATION OF LITIGATION CLAIMS. In accordance with Section 1123(b)(3) of the Bankruptcy Code, and except as otherwise expressly provided in the Plan, all Litigation Claims are retained and reserved for the benefit of Reorganized Stuart. The holders of the Notes and the Indenture Trustee retain all independent rights of action against any Person except as expressly provided for otherwise in the Plan.

         8.2 PROSECUTION OF LITIGATION CLAIMS. Reorganized Stuart shall prosecute all preserved Litigation Claims not otherwise expressly compromised in the Plan, and shall do so in its capacity as a representative of the Estate in accordance with Section 1123(b)(3)(B) of the Bankruptcy Code. The fees and costs to litigate such preserved Litigation Claims shall come from Reorganized Stuart's post-Effective Date operations. Reorganized Stuart shall have sole discretion to determine in its business judgment what Litigation Claims to pursue, which to settle, and the terms and conditions of those settlements.

         8.3 DISTRIBUTION OF LITIGATION CLAIMS PROCEEDS. All monetary judgments and awards resulting from the settlement or prosecution of the preserved Litigation Claims shall be distributed to the holders of Allowed General Unsecured Claims after deduction of the reasonable and necessary fees and costs incurred by Reorganized Stuart in the prosecution and/or settlement of the preserved Litigation Claims.

         8.4 PRESERVATION OF INSURANCE. The Debtor's discharge and release from Claims as provided in the Plan, except as necessary to be consistent with this Plan, do not diminish or impair the enforceability of any insurance policy that may cover Claims against the Debtor or any other Person.

         ARTICLE 9. SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN

         Reorganized Stuart shall issue for distribution, in accordance with the provisions of the Plan, the New Common Stock.

         9.1 NEW COMMON STOCK. In addition to those provisions set forth in
Section 5.3 of the Plan, principal provisions of the New Common Stock are summarized as follows:

                  9.1.1 AUTHORIZATION. The Reorganized Stuart Certificate authorizes the issuance of 10,000,000 shares of New Common Stock and 5,000,000 shares of preferred stock. On the Effective Date, or as soon thereafter as practicable, Reorganized Stuart shall issue approximately 1,000,000 shares of such New Common Stock in accordance with Section 4.5 of the Plan, which shall represent one hundred percent (100%) of the then-outstanding equity in Reorganized Stuart, subject to dilution by authorized shares of New Common Stock issued upon the exercise of the Executive Options and the Equity Incentive Options. All shares of New Common Stock to be issued in accordance with the Plan (including, without limitation, those shares issuable upon the exercise of the Executive Options and the Equity Incentive Options) shall, at issuance, be duly authorized, validly issued, fully paid, and non-assessable. The holders of such shares shall have no preemptive or other rights to subscribe for additional shares.

                  9.1.2 PAR VALUE. The New Common Stock shall have a par value of $0.001 per share.

                  9.1.3 RIGHTS. The New Common Stock shall have such rights with respect to dividends, liquidation, voting, and other matters as are set forth in
Section 5.3 of the Plan, the Reorganized Stuart Certificate, and as provided under applicable law, including, without limitation, the right to one vote per share.

         9.2 SECTION 1145 EXEMPTION. In accordance with Section 1145 of the Bankruptcy Code, the issuance of the New Common Stock under this Plan is exempt from the registration requirements of Section 5 of the Securities Act and any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker dealer in such securities and is deemed to be a public offer of such securities.

                        ARTICLE 10. CONDITIONS PRECEDENT

         10.1 CONDITIONS TO CONFIRMATION. The following are conditions precedent to confirmation of this Plan:

                  10.1.1 APPROVAL OF DISCLOSURE STATEMENT. The Bankruptcy Court enters a Final Order approving the Disclosure Statement with respect to this Plan.

                  10.1.2 FORM OF CONFIRMATION ORDER. The Confirmation Order has been entered in form and substance reasonably acceptable to the Debtor. If the Debtor is unable to reach an agreement with any party regarding the form and substance of the Confirmation Order, the Bankruptcy Court shall resolve all such disputes between the parties.

                  10.1.3 SUBSTANCE OF CONFIRMATION ORDER. The Confirmation Order shall contains the following:

                  (a) The provisions of the Confirmation Order are nonseverable and mutually dependent;

                  (b) All executory contracts or unexpired leases assumed by Reorganized Stuart during the Chapter 11 Cases or under this Plan shall remain in full force and effect for the benefit of Reorganized Stuart notwithstanding any provision in such contract or lease (including those described in Sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables, permits or requires termination of such contract or lease;

                  (c) Except as expressly provided in this Plan, the Debtor is discharged as of the Confirmation Date from all Claims and any "debt" (as that term in defined in Section 101(12) of the Bankruptcy Code) that arose on or before the Confirmation Date, and the Debtor's liability in respect of such Claims and debts is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or that arose from any agreement of the Debtor that has either been assumed or rejected in the Chapter 11 Cases or under this Plan, or obligation of the Debtor incurred before the Confirmation Date, or from the Debtor's conduct before the Confirmation Date, or that otherwise arose before the Confirmation Date including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

                  (d) The Plan does not provide for the liquidation of all or substantially all of the Debtor's property and Confirmation is not likely to be followed by the liquidation of Reorganized Stuart or the need for further financial reorganizations; and

                  (e) The Confirmation Order, in accordance with Section 1123(b)(3)(B) of the Bankruptcy Code, specifically appoints Reorganized Stuart as a representative and agent of the Debtor to prosecute, compromise, or abandon the Litigation Claims in accordance with the Plan.

                  10.1.4 APPROVAL OF CONTRARIAN STANDBY FUNDING COMMITMENT. The Bankruptcy Court enters a Final Order approving the Contrarian Standby Funding Commitment.

         10.2 CONDITIONS TO EFFECTIVENESS. The following are conditions precedent to the occurrence of the Effective Date:

                  (a)      The Confirmation Date has occurred;

                  (b) The Confirmation Order is a Final Order, except that the Debtor reserves the right to cause the Effective Date to occur notwithstanding the pendency of an appeal of the Confirmation Order, under circumstances that would moot such appeal;

                  (c) No request for revocation of the Confirmation Order under Section 1144 of the Bankruptcy Code has been made, or, if made, remains pending;

                  (d) The Bankruptcy Court in the Confirmation Order has approved the retention of jurisdiction provisions in
                           ARTICLE 13 of the Plan;

                  (e) All documents necessary to implement the transactions contemplated by this Plan are made in form and substance reasonably acceptable to the Debtor and the Committee;

                  (f) Reorganized Stuart retains sufficient Cash on the Effective Date to make required distributions to holders of Allowed Claims on the Distribution Date; and

                  (g) Reorganized Stuart receives all regulatory approvals including, without limitation, all approvals by applicable gaming authorities, which have become final and nonappealable or any period of objection by regulatory authorities has expired, as applicable, and all other material approvals, permits, authorization, consents, licenses, and agreements from other third parties necessary or appropriate to permit the transactions contemplated by the Plan and any related agreements and to permit Reorganized Stuart to carry on its business after the Effective Date in a manner consistent in all material respects with the manner in which it was carried on before the Effective Date (collectively, the "Approvals"). The Approvals must not contain any condition or restriction that materially impairs Reorganized Stuart's ability to carry on its business in a manner consistent in all respects with the manner as proposed to be carried on by Reorganized Stuart under the Plan.

         10.3 WAIVER OF CONDITIONS. Subject to the Restructuring Agreement and Contrarian Standby Funding Commitment, the conditions to Confirmation and the Effective Date may be waived in whole or in part by the Debtor at any time without notice, an order of the Bankruptcy Court, or any further action other than proceeding to Confirmation and consummation of the Plan.

                ARTICLE 11. NON-ALLOWANCE OF PENALTIES AND FINES

         Except as expressly provided for in the Plan, no distribution shall be made under this Plan on account of, and no Allowed Claim (whether Secured, Unsecured, Priority or Administrative) shall include, any fine, penalty, or exemplary or punitive damages relating to or arising from any default or breach by the Debtor, and any Claim on account of such fine, penalty, or exemplary or punitive damages shall be deemed to be disallowed, whether or not an objection is filed to such Claim.

              ARTICLE 12. TITLE TO PROPERTY; DISCHARGE; INJUNCTION

         12.1 REVESTING OF ASSETS. Subject to the provisions of this Plan, the property of the Estate of the Debtor shall vest in Reorganized Stuart on the Effective Date. As of the Effective Date, all such property shall be free and clear of all liens, Claims, and Equity Interests, except as otherwise provided in this Plan. From and after the Effective Date, Reorganized Stuart may operate its business, and may use, acquire, and dispose of its property free of any restrictions of the Bankruptcy Code, including the employment of, and payment to, Professionals, except as otherwise provided in the Plan or the Confirmation Order.

         12.2 DISCHARGE. Except as provided in the Plan or the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Equity Interests under the Plan are in exchange for and in complete satisfaction, discharge, and release of, all Claims including any interest accrued on General Unsecured Claims from the Petition Date and termination of all Equity Interests. Except as provided in the Plan or the Confirmation Order, Confirmation: (a) discharges the Debtor and Reorganized Stuart from all Claims or other debts that arose before the Confirmation Date, and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (i) a proof of claim based on such debt is filed or deemed filed under Section 501 of the Bankruptcy Code; (ii) a Claim based on such debt is Allowed under Section 502 of the Bankruptcy Code; or (iii) the holder of a Claim based on such debt has accepted the Plan; and (b) terminates all Equity Interests and other rights of Equity Interests in the Debtor except as expressly provided in the Plan. Notwithstanding the provisions of this Section 12.2, no Allowed Class 6 Subsidiary Claims are discharged until the later of: (x) the Effective Date; (y) the closing of the Exit Financing Facility; and (z) the payment and satisfaction in full of the Claims of the DIP Lender under the DIP Facility and the DIP Loan Documents in accordance with Section 2.7.

         12.3 INJUNCTION. Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Equity Interest, Equity Related Claim, or other right of an equity security holder that is terminated under the Plan are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts, liabilities, or terminated Equity Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against the Debtor or Reorganized Stuart (including any officer or director acting as a representative of the Debtor or Reorganized Stuart); (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree, or order against the Debtor, Reorganized Stuart, or their respective property; (c) creating, perfecting, or enforcing any lien or encumbrance against the Debtor, Reorganized Stuart, or their respective property; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability, or obligation due to the Debtor, Reorganized Stuart, or their respective property; and (e) commencing or continuing any action, in any manner, in any place, that does not comply with or is inconsistent with the provisions of the Plan or the Bankruptcy Code.

         12.4 EXCULPATION. None of the Debtor, Reorganized Stuart, or Contrarian, or any of their respective officers, directors, employees, advisors, attorneys, or agents, have or may incur any liability to any holder of a Claim or Equity Interest, including the holder of any Equity Related Claim, or any other party in interest, or any of their respective members or former members, agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, the negotiation and execution of the prepetition Restructuring Agreement, the negotiation and pursuit of Confirmation of the Plan, or the consummation of the Plan, or the administration of the Plan except for their acts or omissions constituting willful misconduct, as finally determined by a court of competent jurisdiction and in all respects are entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan or in the context of the Chapter 11 Case. No holder of a Claim, Equity Interest, or Equity Related Claim, or any other party in interest, including their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, have any right of action against the Debtor, Reorganized Stuart, Contrarian, or any of their respective officers, directors, employees, advisors, attorneys, or agents, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, the negotiation and execution of the prepetition Restructuring Agreement, the negotiation and pursuit of Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan, except for their acts or omissions constituting willful misconduct as finally determined by a court of competent jurisdiction. In addition, as of the Effective Date, the Debtor shall be deemed to have released its current and prior directors and officers from any claims or causes of action the Debtor may have against such parties, unless such claims or causes of action arise out of acts or omissions by such parties constituting willful misconduct.

                     ARTICLE 13. RETENTION OF JURISDICTION

         13.1 JURISDICTION. Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court retains such jurisdiction over the Chapter 11 Case after the Effective Date as is legally permissible including, without limitation, jurisdiction to:

                  13.1.1 Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims;

                  13.1.2 Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized under the Bankruptcy Code or the Plan;

                  13.1.3 Resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which the Debtor is a party and to hear, determine and, if necessary, liquidate, any Claims arising from, or cure amounts related to, such assumption or rejection;

                  13.1.4 Ensure that distributions to holders of Allowed Claims are accomplished in accordance with the Plan;

                  13.1.5 Decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters and grant or deny any applications or motions involving the Debtor that may be pending on the Effective Date;

                  13.1.6 Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan or the Disclosure Statement, except as otherwise provided in the Plan;

                  13.1.7 Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or any Person's obligations incurred in connection with the Plan;

                  13.1.8 Modify the Plan before or after the Effective Date under Section 1127 of the Bankruptcy Code or modify the Disclosure Statement or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Plan Supplement, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement, or the Plan Supplement, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

                  13.1.9 Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan, except as otherwise provided in the Plan;

                  13.1.10 Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

                  13.1.11 Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order except as otherwise provided in the Plan;

                  13.1.12 Enter an order closing the Chapter 11 Case; and

                  13.1.13 Adjudicate the Avoidance Actions, the Litigation Claims (including those to be initiated and prosecuted by Reorganized Stuart as the Estate's representative under Section 1123(b)(3)(B) of the Bankruptcy Code), and any other cause of action or claims of the Debtor.

                  ARTICLE 14. AMENDMENT AND WITHDRAWAL OF PLAN

         14.1 AMENDMENT OF THE PLAN. Subject to the provisions of the Restructuring Agreement and the Contrarian Standby Funding Commitment, at any time before the Confirmation Date, the Debtor may alter, amend, or modify the Plan or the Plan Supplement under Section 1127(a) of the Bankruptcy Code provided that such alteration, amendment, or modification does not materially and adversely affect the treatment and rights of the holders of General Unsecured Claims (including holders of the Notes) under this Plan. After the Confirmation Date and before substantial consummation of the Plan as defined in Section

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
1101(2) of the Bankruptcy Code, the Debtor may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, the Plan Supplement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially and adversely affect the treatment of holders of Claims or holders of Equity Interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or applicable order of the Bankruptcy Court.

         14.2 REVOCATION OR WITHDRAWAL OF THE PLAN. Subject to the provisions of the Restructuring Agreement and the Contrarian Standby Funding Commitment, the Debtor reserves the right to revoke or withdraw this Plan at any time before the Confirmation Date. If the Plan is withdrawn or revoked, then the Plan shall be deemed null and void and nothing contained in the Plan shall be deemed a waiver of any Claims by or against the Debtor or any other Person in any further proceedings involving the Debtor or an admission of any sort, and this Plan and any transaction contemplated by this Plan shall not be admitted into evidence in any proceeding.

                           ARTICLE 15. MISCELLANEOUS

         15.1 FILING OF OBJECTIONS TO CLAIMS. After the Effective Date, objections to Administrative Expense Claims and all other Claims may be made and objections to Administrative Expense Claims and Claims made before the Effective Date may be pursued by Reorganized Stuart or any other Person properly entitled to do so after notice to Reorganized Stuart and approval by the Bankruptcy Court. Any objections to Administrative Expense Claims and Claims made after the Effective Date shall be filed and served on the holders of such Administrative Expense Claims and Claims not later than 60 days after the Effective Date or such later date as may be approved by the Bankruptcy Court.

         15.2 SETTLEMENT OF OBJECTIONS AFTER EFFECTIVE DATE. From and after the Effective Date, Reorganized Stuart may litigate to Final Order, propose settlements of, or withdraw objections to, all pending or filed Disputed Claims, Disputed Equity Interests, or Litigation Claims and Reorganized Stuart may settle or compromise any Disputed Claim, Disputed Equity Interest, or Litigation Claim without notice and a hearing and without approval of the Bankruptcy Court.

         15.3 FEES AND EXPENSES OF INDENTURE TRUSTEE AND CONTRARIAN. All unpaid reasonable fees, costs, charges, and any other expenses incurred under the Indenture or by Contrarian from and after the Petition Date, including any reasonable fees and expenses of Professionals retained by the Indenture Trustee or Contrarian as of the Effective Date, shall be paid by Reorganized Stuart as administrative expenses under Bankruptcy Code Section 503(b)(3)(D) upon approval of the Bankruptcy Court. After the Effective Date, all reasonable fees, costs, charges and expenses payable to the Indenture Trustee or Contrarian (if any) including any such items incurred by the Indenture Trustee in its capacity as Disbursing Agent under the Plan, shall be paid by Reorganized Stuart without further Bankruptcy Court approval.

         15.4 DISTRIBUTIONS. In order to facilitate Pro Rata distributions to holders of Allowed Claims, and if there are Disputed Claims in any Class, the Disbursing Agent shall set aside in a separate designated reserve account the payments or distributions applicable to such Disputed Claims as if such Disputed

Claims were Allowed Claims, pending the allowance or disallowance of such Disputed Claims. All amounts applicable to Disputed Claims in Class 5 shall be segregated in a separate interest bearing account from which the reasonable costs, expenses, and fees incurred by the (a) Disbursing Agent in administering distributions and (b) Reorganized Stuart in objecting to, litigating, and settling Disputed Claims in Class 5 shall be deducted. If Reorganized Stuart wishes to deposit or hold a lesser amount than required under this section and is unable to reach an agreement with the holder of the Disputed Claim or the Disbursing Agent, as the case may be, on the amount to be deposited or held, the Bankruptcy Court shall fix the amount after notice and hearing. Upon Final Order with respect to a Disputed Claim, the holder of such Disputed Claim, to the extent that Claim has been determined to be an Allowed Claim, shall receive from the Disbursing Agent that payment or distribution to which it would have been entitled if the portion of the Claim so Allowed had been Allowed as of the Effective Date. Such payment or distribution shall be made as soon as practical after the order Allowing the Claim has become a Final Order. The balance of the amount held by the Disbursing Agent after such payment applicable to a previously Disputed Claim that has been disallowed in whole or in part, shall be returned to Reorganized Stuart, except with regard to a previously Disputed Claim in Class 5, in which event the balance shall be distributed Pro Rata amongst the holders of Allowed Claims in Class 5 or continue to be held by the Disbursing Agent with regard to Disputed Claims not yet resolved.

         15.5 EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS; TIMING. The Debtor shall be authorized and directed to execute, deliver, file, or record such contracts, instruments, releases, and other agreements or documents, and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, the Plan Supplement, and any securities issued in accordance with the Plan. All transactions required to occur on the Effective Date under the terms of the Plan shall be deemed to have occurred simultaneously.

         15.6 EXEMPTION FROM TRANSFER TAXES. In accordance with Section 1146(c) of the Bankruptcy Code: (a) the issuance, distribution, transfer, or exchange of the New Common Stock or other Estate property; (b) the creation, modification, consolidation, or recording of any deed of trust or other security interest, the securing of additional indebtedness by such means or by other means in furtherance of, or connection with, this Plan or the Confirmation Order; (c) the making, assignment, modification, or recording of any lease or sublease; or (d) the making, delivery, or recording of a deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, the Confirmation Order, or any transaction contemplated above, or any transactions arising out of, contemplated by, or in any way related to, the foregoing shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act or real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment and the appropriate state or local government officials or agents shall be directed to forego the collection of any such tax or assessment and to accept for filing or recordation any of the foregoing instruments or other documents without the payment of any such tax or assessment.

         15.7 BINDING EFFECT. The Plan shall be binding on, and shall inure to the benefit of, the Debtor and the holders of all Claims and Equity Interests, including the holders of Equity Related Claims, and their respective successors and assigns.

         15.8 GOVERNING LAW. Except to the extent that the Bankruptcy Code or other federal law is applicable or as provided in any document contained in the Plan Supplement, the rights, duties and obligations of the Debtor and any other Person arising under the Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York, without giving effect to New York's choice of law provisions.

         15.9 MODIFICATION OF PAYMENT TERMS. Reorganized Stuart reserves the right to modify the treatment of any Allowed Claim or Equity Interest in any manner adverse only to the holder of such Claim or Equity Interest at any time after the Effective Date upon the prior written consent of the holder whose Allowed Claim or Equity Interest treatment is being adversely affected.

         15.10 SETOFFS. The Debtor and Reorganized Stuart may, but are not required to, set off or recoup against any Claim or Equity Interest and the payments or other distributions to be made under the Plan in respect of such Claim, claims of any nature whatsoever that arose before the Petition Date that the Debtor may have against the holder of such Claim or Equity Interest to the extent such Claims may be set off or recouped under applicable law, but neither the failure to do so nor the Allowance of any Claim or Equity Interest under the Plan shall constitute a waiver or release by the Debtor or Reorganized Stuart of any such claim that it may have against such holder.

         15.11 NOTICES. Any notice required or permitted to be provided under the Plan shall be in writing and served by either: (a) certified mail, return receipt requested, postage prepaid; (b) hand delivery; (c) reputable overnight courier service, freight prepaid; or (d) by fax; addressed as follows:

                 If to the Debtor:         Stuart Entertainment, Inc.
                                           3211 Nebraska Avenue
                                           Council Bluffs, Iowa 51501
                                           Attn:      Joseph M. Valandra
                                           Telephone: (712) 323-1488
                                           Fax:           (712) 328-7821

                          Copy to:         Squire, Sanders & Dempsey, L.L.P.
                                           40 N. Central Avenue, Suite 2700
                                           Phoenix, Arizona 85004
                                           Attn:      Craig D. Hansen, Esq.
                                                      Jordan A. Kroop, Esq.
                                           Telephone: (602) 528-4000
                                           Fax: (602) 253-8129

                 If to Contrarian:         Contrarian Capital Management, L.L.C.
                                           411 West Putnam Avenue, Suite 225
                                           Greenwich, Connecticut 06830
                                           Attn:      David E. Jackson
                                                      Janice Stanton
                                           Telephone: (203) 862-8204
                                           Fax: (203) 629-5063

                          Copy to:         Milbank, Tweed, Hadley & McCloy
                                           601 South Figueroa Street, 30th Floor
                                           Los Angeles, California 90017
                                           Attn: Paul S. Aronzon, Esq.
                                           Lawrence B. Gill, Esq.
                                           Telephone: (213) 892-4000
                                           Fax: (213) 629-5063

      If to the Indenture Trustee:         HSBC Bank USA
                                           140 Broadway
                                           New York, New York 10005-1180
                                           Attn:
                                           Telephone: (212) 658-6433
                                           Fax:           (212) 658-6425

                          Copy to: Pryor Cashman Sherman & Flynn LLP 410 Park Avenue, 10th Floor
                                           New York, New York 10022
                                           Attn: Carol Neville, Esq.
                                                 Karel Karp, Esq.
                                           Telephone: (212) 421-4100
                                           Fax: (212) 326-0806


         15.12 DELIVERY OF NOTICES. If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted in accordance with this Plan, such communication shall be deemed delivered by the next noon at point of arrival occurring on a Business Day following transmission; if sent by overnight courier in accordance with this Plan, such communication shall be deemed delivered within twenty-four hours of deposit with such courier or noon of the first Business Day following such deposit, whichever first occurs; and if sent by U.S. Mail in accordance with this Plan, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service; or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Plan may change its address for the purposes of this Plan by giving notice of such change in accordance with this section.

         15.13 TERMINATION OF STATUTORY COMMITTEES. Any statutory committee or committees appointed in the Chapter 11 Case and the Examiner terminate on the Effective Date and thereafter shall have no further responsibilities in respect of the Chapter 11 Case, except with respect to preparation of filing of applications for compensation and reimbursement of expenses.

         15.14 SEVERABILITY. If any provision of this Plan is found by the Bankruptcy Court to be invalid, illegal or unenforceable, if this Plan is found by the Bankruptcy Court to be invalid, illegal or unenforceable, or if this Plan cannot be Confirmed under Section 1129 of the Bankruptcy Code, the Bankruptcy Court, at the Debtor's request, shall retain the power to alter and interpret such term to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregone, is valid and enforceable in accordance with its terms.

         15.15 PLAN SUPPLEMENT. Forms of the Plan Documents are contained in the Plan Supplement. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal business hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to the Debtor in accordance with
Section 15.11 of the Plan.

         15.16 WITHHOLDING AND REPORTING REQUIREMENTS. In connection with this Plan and all instruments and securities issued in connection with the Plan, Reorganized Stuart, the Disbursing Agent, and the Indenture Trustee, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions under the Plan remain subject to any such withholding and reporting requirements. Reorganized Stuart, the Disbursing Agent, and the Indenture Trustee, as the case may be, shall be authorized to take all actions necessary to comply with such withholding and recording requirements. Notwithstanding any other provision of this Plan, each holder of an Allowed Claim that has received a distribution of New Common Stock or Cash, shall have sole and exclusive responsibility for the satisfaction or payment of any tax obligation imposed by any governmental unit, including income, withholding and other tax obligation on account of such distribution.

         15.17 QUARTERLY FEES TO THE UNITED STATES TRUSTEE. Reorganized Stuart shall pay all quarterly fees payable to the Office of the United States Trustee for the Debtor after Confirmation, consistent with applicable provisions of the Bankruptcy Code, Bankruptcy Rules, and 28 U.S.C. Section 1930(a)(6).

         15.18 FRACTIONAL SHARES; ODD LOTS; DE MINIMIS DISTRIBUTIONS. No fractional shares of New Common Stock shall be issued. The number of shares to be issued under this Plan to any holder of an Allowed Claim, Equity Interest, or Equity Related Claim, as the case may be, shall be rounded to the nearest whole number, with an amount less than one-half a share being rounded down, and one-half or more being rounded up.

         15.19 METHOD OF PAYMENT. Payments of Cash required to be made under the Plan shall be made by check drawn on a domestic bank or by wire transfer from a domestic bank at the election of the Person making such payment. Whenever any payment or distribution to be made under the Plan is due on a day other than a Business Day, such payment or distribution may instead be made, without interest, on the immediately following Business Day.

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
         15.20 RESTRUCTURING AGREEMENT. Nothing set forth in this Plan shall affect, alter, or modify the terms and conditions of the Restructuring Agreement; provided, however, that to the extent of any inconsistency between the Plan and the Plan Documents, on the one hand, and the Restructuring Agreement, on the other hand, the Plan and the Plan Documents, as applicable, shall control.

Dated: Wilmington, Delaware        Respectfully submitted,
       August 13, 1999

                                   STUART ENTERTAINMENT, INC.

                                   By:      /s/ Joseph M. Valandra
                                      -----------------------------------------
                                            Joseph M. Valandra
                                            Chairman and Chief
                                            Executive Officer

                                   SQUIRE, SANDERS & DEMPSEY L.L.P.

                                   By:      /s/ Craig D. Hansen
                                      -----------------------------------------
                                            Craig D. Hansen
                                            Thomas J. Salerno
                                            Jordan A. Kroop

                                    -  and  -

                                   SAUL, EWING, REMICK & SAUL

                                   By:      /s/ Norman L. Pernick
                                      -----------------------------------------
                                            Norman L. Pernick
                                            J. Kate Stickles

                                   Co-Counsel to the Debtor

                                       41